EXECUTION COPY

                        U.S. $400,000,000


                    364-DAY CREDIT AGREEMENT

                    Dated as of June 29, 2001

                              Among

                FEDERATED DEPARTMENT STORES, INC.
                           as Borrower

                               and

                THE INITIAL LENDERS NAMED HEREIN

                       as Initial Lenders

                               and

                         CITIBANK, N.A.

           as Administrative Agent and as Paying Agent

                               and

                    THE CHASE MANHATTAN BANK

                     as Administrative Agent

                               and

                       FLEET NATIONAL BANK

                      as Syndication Agent

                               and

                      BANK OF AMERICA, N.A.
                      THE BANK OF NEW YORK
                               and
                   CREDIT SUISSE FIRST BOSTON

                     as Documentation Agents

                        TABLE OF CONTENTS
ARTICLE I

     SECTION 1.02.  Computation of Time Periods               18

     SECTION 1.03.  Accounting Terms                          18

     SECTION 1.04.  Currency Equivalents Generally            18

ARTICLE II

     SECTION 2.01.  The Revolving Credit Advances             18

     SECTION 2.02.  Making the Revolving Credit Advances      18

     SECTION 2.03.  The Competitive Bid Advances              20

     SECTION 2.04.  Fees                                      23

     SECTION 2.05.  Termination or Reduction of the
          Commitments                                         23

     SECTION 2.06.  Repayment of Revolving Credit Advances;
          Term Loan Election                                  23

     SECTION 2.07.  Interest on Revolving Credit Advances     24

     SECTION 2.08.  Interest Rate Determination               24

     SECTION 2.09.  Optional Conversion of Revolving Credit
          Advances                                            25

     SECTION 2.10.  Optional Prepayments of Revolving Credit
          Advances                                            26

     SECTION 2.11.  Increased Costs                           26

     SECTION 2.12.  Illegality                                27

     SECTION 2.13.  Payments and Computations                 27

     SECTION 2.14.  Taxes                                     28

     SECTION 2.15.  Sharing of Payments, Etc.                 29

     SECTION 2.17.  Use of Proceeds                           32

     SECTION 2.18.  Defaulting Lenders                        32

     SECTION 2.19.  Evidence of Debt                          34

     SECTION 3.01.  Conditions Precedent to Effectiveness of
          Section 2.01 and 2.03                               34

     SECTION 3.02.  Conditions Precedent to Each Revolving
          Credit Borrowing, and Extension Date.               36

     SECTION 3.03.  Conditions Precedent to Each Competitive
          Bid Borrowing                                       36

     SECTION 3.04.  Determinations Under Section 3.01         37

ARTICLE IV

     SECTION 4.01.  Representations and Warranties of the
          Borrower                                            37

ARTICLE V

     SECTION 5.01.  Affirmative Covenants                     39

     SECTION 5.02.  Negative Covenants                        41

     SECTION 5.03.  Financial Covenants                       44

ARTICLE VI

     SECTION 6.01.  Events of Default                         45

ARTICLE VII

     SECTION 7.01.  Authorization and Action                  47

     SECTION 7.02.  Agent's Reliance, Etc.                    48

     SECTION 7.03.  Citibank, Chase and Affiliates            48

     SECTION 7.04.  Lender Credit Decision                    48

     SECTION 7.05.  Indemnification                           48

     SECTION 7.06.  Successor Agents                          49

     SECTION 7.07.  Other Agents                              49

ARTICLE VIII

     SECTION 8.01.  Amendments, Etc.                          50

     SECTION 8.02.  Notices, Etc.                             50

     SECTION 8.03.  No Waiver; Remedies                       50

     SECTION 8.04.  Costs and Expenses                        50

     SECTION 8.05.  Right of Set-off                          52

     SECTION 8.06.  Binding Effect                            52

     SECTION 8.07.  Assignments, Designations and
          Participations                                      52

     SECTION 8.08.  Confidentiality                           55

     SECTION 8.09.  Governing Law                             56

     SECTION 8.10.  Execution in Counterparts                 56

     SECTION 8.12.  Jurisdiction, Etc.                        56

     SECTION 8.13.  Waiver of Jury Trial                      57




Schedules

Schedule I - List of Commitments and Applicable Lending Offices

Schedule  4.01(c) - Required Authorizations, Approvals,  Actions,
Notices and Filings

Schedule 5.02(a) - Existing Liens

Schedule 5.02(d) - Existing Debt

Exhibits

Exhibit A-1     -   Form of Revolving Credit Note

Exhibit A-2     -   Form of Competitive Bid Note

Exhibit B-1     -   Form of Notice of Revolving Credit Borrowing

Exhibit B-2     -   Form of Notice of Competitive Bid Borrowing

Exhibit C   -  Form of Assignment and Acceptance

Exhibit D   -  Form of Designation Agreement

Exhibit E   -  Form of Opinion of Counsel for the Borrower






                    364-DAY CREDIT AGREEMENT

                    Dated as of June 29, 2001


          FEDERATED DEPARTMENT STORES, INC., a Delaware corporation (the "Borrower"), the banks, financial institutions and other institutional lenders listed on Schedule I hereto as the Initial Lenders (the "Initial Lenders"), CITIBANK, N.A. ("Citibank"), as an administrative agent (in such capacity, an "Administrative Agent") for the Lenders (as hereinafter defined) and as paying agent (in such capacity, the "Paying Agent") for the Lenders, THE CHASE MANHATTAN BANK ("Chase"), as an administrative agent (in such capacity, an "Administrative Agent"; the Administrative Agents and the Paying Agent being, collectively, the "Agents") for the Lenders, FLEET NATIONAL BANK, as syndication agent (the "Syndication Agent"), and BANK OF
AMERICA, N.A., THE BANK OF NEW YORK and CREDIT SUISSE FIRST BOSTON, as documentation agents (each, a "Documentation Agent") agree as follows:

                            ARTICLE I

                DEFINITIONS AND ACCOUNTING TERMS

          SECTION 1.01.  Certain Defined Terms.

             As used in this Agreement, the following terms shall
have   the  following  meanings  (such  meanings  to  be  equally applicable to both the singular and plural forms of the terms defined):

          "Administrative Agent" has the meaning specified in the recital of parties to this Agreement.

          "Advance"  means  a  Revolving  Credit  Advance  or   a
     Competitive Bid Advance.

          "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 5% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

          "Agent" has the meaning specified in the recital of parties to this Agreement.

          "Alternative Currency" means lawful money of Austria, Belgium, the Federal Republic of Germany, France, Italy, the Swiss Confederation, the United Kingdom and such other lawful currencies other than Dollars that are freely transferable and convertible into Dollars as the Borrower, with the consent of the Paying Agent, shall designate.

          "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance and, in the case of a Competitive Bid Advance, the office of such Lender notified by such Lender to the Agent as its Applicable Lending Office with respect to such Competitive Bid Advance.

          "Applicable Margin" means, as of any date of determination prior to the Term Loan Conversion Date, a percentage per annum determined by reference to the Performance Level in effect on such date as set forth below:

     Performanc  Applicable  Applicable
       e Level   Margin for  Margin for
                  Base Rate  Eurodollar
                  Advances      Rate
                              Advances
       Level 1     0.0000%     0.190%
       Level 2     0.0000%     0.305%
       Level 3     0.0000%     0.400%
       Level 4     0.0000%     0.500%
       Level 5     0.0000%     0.575%
       Level 6     0.0000%     0.800%

     and,  as  of any date of determination on or after the  Term
     Loan Conversion Date, a percentage per annum determined by reference to the Performance Level in effect on such date as set forth below:

     Performanc  Applicable  Applicable
       e Level   Margin for  Margin for
                  Base Rate  Eurodollar
                  Advances      Rate
                              Advances
       Level 1     0.0000%     0.375%
       Level 2     0.0000%     0.500%
       Level 3     0.0000%     0.625%
       Level 4     0.0000%     0.750%
       Level 5     0.0000%     1.000%
       Level 6     0.0000%     1.250%

     In the case of a change in the Applicable Margin due to a change in the Interest Coverage Ratio, such change shall be effective five Business Days after the date on which the Paying Agent receives financial statements pursuant to
     Section 5.01(h)(i) or (ii) together with a certificate of the chief financial officer of the Borrower demonstrating such Interest Coverage Ratio. In the case of a change in the Applicable Margin due to a change in the Public Debt Rating, such change shall be effective five Business Days after the date on which the Paying Agent receives a certificate of the chief financial officer of the Borrower pursuant to Section 5.01(h)(vi) setting forth such Public Debt Rating.

          "Applicable Utilization Fee" means, as of any date prior to the Term Loan Conversion Date on which the aggregate Advances exceed 50% of the aggregate Commitments, a percentage per annum determined by reference to the Performance Level in effect on such date as set forth below:

                 Performanc       Applicable
                  e Level      Utilization Fee
                  Level 1           0.125%
                  Level 2           0.125%
                  Level 3           0.125%
                  Level 4           0.125%
                  Level 5           0.250%
                  Level 6           0.250%

     In the case of a change in the Applicable Utilization Fee due to a change in the Interest Coverage Ratio, such change shall be effective five Business Days after the date on which the Paying Agent receives financial statements pursuant to Section 5.01(h)(i) or (ii) together with a certificate of the chief financial officer of the Borrower demonstrating such Interest Coverage Ratio. In the case of a change in the Applicable Utilization Fee due to a change in the Public Debt Rating, such change shall be effective five Business Days after the date on which the Paying Agent receives a certificate of the chief financial officer of the Borrower pursuant to Section 5.01(h)(vi) setting forth such Public Debt Rating.

          "Assignment  and  Acceptance" means an  assignment  and
     acceptance  entered  into  by  a  Lender  and  an   Eligible
     Assignee, and accepted by the Paying Agent, in substantially the form of Exhibit C hereto.

          "Assuming Lender" has the meaning specified in  Section
2.16(c).

          "Assumption  Agreement" has the  meaning  specified  in
Section 2.16(c).

          "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:

               (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate;

               (b) the sum (adjusted to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, to the next higher 1/16 of 1%) of (i) 1/2 of 1% per annum, plus
          (ii) the rate obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank with respect to liabilities consisting of or including (among other liabilities) three-month U.S. dollar non-personal time deposits in the United States, plus (iii) the average during such three-week period of the annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. dollar deposits of Citibank in the United States; and

               (c) 1/2 of one percent per annum above the Federal Funds Rate.

          "Base   Rate  Advance"  means  an  Advance  that  bears
     interest as provided in Section 2.07(a)(i).

          "Borrowing" means a Revolving Credit Borrowing or a Competitive Bid Borrowing.

          "Business Day" means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

          "Capitalized Leases" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

          "Chase" has the meaning specified in the recital of parties to this Agreement.

          "Citibank" has the meaning specified in the recital of parties to this Agreement.

          "Commercial Paper" means any unsecured promissory note or notes issued by the Borrower pursuant to any commercial paper program (whether rated or unrated) with a maturity of not more than 270 days from the time of issuance.

          "Commercial Paper Set-Aside Amount" has the meaning specified in Section 2.01(b).

          "Commitment" means a Revolving Credit Commitment.

          "Competitive Bid Advance" means an advance by a Lender to the Borrower as part of a Competitive Bid Borrowing resulting from the competitive bidding procedure described in Section 2.03 and refers to a Fixed Rate Advance or a LIBO Rate Advance.

          "Competitive Bid Borrowing" means a borrowing consisting of simultaneous Competitive Bid Advances from each of the Lenders whose offer to make one or more Competitive Bid Advances as part of such borrowing has been accepted under the competitive bidding procedure described in Section 2.03.

          "Competitive Bid Note" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from a Competitive Bid Advance made by such Lender.

          "Confidential Information" means all information about the Borrower and its Subsidiaries that has been furnished by the Borrower or any of its Subsidiaries to any Agent or any Lender whether furnished before or after the date of this Agreement, and regardless of the manner in which it is furnished, but does not include any such information that
     (a) is or becomes generally available to the public other than as a result of a disclosure by such Agent or such Lender not permitted by this Agreement, (b) was available to such Agent or such Lender on a non-confidential basis prior to its disclosure to such Agent or such Lender or (c) becomes available to such Agent or such Lender on a non-confidential basis from a Person other than the Borrower or any of its Subsidiaries that is not, to the best of such Agent's or such Lender's knowledge, acting in violation of a confidentiality agreement with the Borrower or any of its Subsidiaries or is not otherwise prohibited from disclosing the information to such Agent or such Lender.

          "Consenting  Lender"  has  the  meaning  specified   in
Section 2.16(b).

          "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

          "Convert", "Conversion" and "Converted" each refers to a conversion of Revolving Credit Advances of one Type into Revolving Credit Advances of the other Type pursuant to
     Section 2.08 or 2.09.

          "Debt"   of  any  Person  means,  without  duplication,
     (a)  all  indebtedness of such Person  for  borrowed  money,
     (b) all Obligations of such Person for the deferred purchase price of property or services (other than Obligations for property (excluding real property, capital stock and property subject to Capitalized Leases) and services purchased, and expense accruals and deferred compensation items arising in the ordinary course of such Person's business), (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments (other than performance, surety and appeals bonds arising in the ordinary course of business), (d) all payment Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (unless the rights and remedies of the seller, lessor or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Obligations of such Person as lessee under Capitalized Leases, (f) all Obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit or similar extensions of credit, (g) all
     Obligations  of  such  Person to purchase,  redeem,  retire, defease or otherwise make any payment in respect of any capital stock of or other ownership or profit interest in such Person or any other Person or any warrants, rights or options to acquire such capital stock (other than Obligations of such Person with respect to employee stock plans), valued, in the case of Redeemable Preferred Stock, at the greater of its involuntary liquidation preference plus accrued and unpaid dividends, (h) all Obligations of such Person in respect of Hedge Agreements, (i) all Debt of others referred to in clauses (a) through (h) above or clause (j) below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (1) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or
     (4) otherwise to assure a creditor against loss, and (j) all Debt referred to in clauses (a) through (i) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt, provided that the amount of Debt of the type referred to in clauses (i) and (j) above will be included within the definition of "Debt" only to the extent of the amount of the obligations so guaranteed or otherwise supported.

          "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

          "Defaulted Advance" means, with respect to any Lender at any time, the portion of any Advance required to be made by such Lender to the Borrower pursuant to Section 2.01 or
     2.02 at or prior to such time which has not been made by such Lender or by the Paying Agent for the account of such Lender pursuant to Section 2.02(d) as of such time. In the event that a portion of a Defaulted Advance shall be deemed made pursuant to Section 2.18(a), the remaining portion of such Defaulted Advance shall be considered a Defaulted Advance originally required to be made pursuant to
     Section 2.01 on the same date as the Defaulted Advance so deemed made in part.

          "Defaulted Amount" means, with respect to any Lender at any time, any amount required to be paid by such Lender to the Paying Agent or any other Lender hereunder or under any other Loan Document at or prior to such time which has not been so paid as of such time, including, without limitation, any amount required to be paid by such Lender to (a) the Paying Agent pursuant to Section 2.02(d) to reimburse the
     Paying Agent for the amount of any Advance made by the Paying Agent for the account of such Lender, (b) any other Lender pursuant to Section 2.15 to purchase any participation in Advances owing to such other Lender and
     (c) the Paying Agent pursuant to Section 7.05 to reimburse the Paying Agent for such Lender's ratable share of any amount required to be paid by the Lenders to the Paying Agent as provided therein. In the event that a portion of a Defaulted Amount shall be deemed paid pursuant to
     Section 2.18(b), the remaining portion of such Defaulted Amount shall be considered a Defaulted Amount originally required to be paid hereunder or under any other Loan Document on the same date as the Defaulted Amount so deemed paid in part.

          "Defaulting Lender" means, at any time, any Lender that, at such time, (a) owes a Defaulted Advance or a Defaulted Amount or (b) shall take any action or be the subject of any action or proceeding of a type described in
     Section 6.01(e).

          "Designated  Bidder" means (a) an Eligible Assignee  or
     (b) a special purpose corporation that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and that issues (or the parent of which issues) commercial paper rated at least "Prime-1" (or the then equivalent grade) by Moody's or "A-1" (or the then equivalent grade) by S&P that, in the case of either clause (a) or (b), (i) is organized under the laws of the United States or any State thereof, (ii) shall have become a party hereto pursuant to Sections 8.07(f), (g) and
     (h) and (iii) is not otherwise a Lender.

          "Designation Agreement" means a designation agreement entered into by a Lender (other than a Designated Bidder) and a Designated Bidder, and accepted by the Paying Agent, in substantially the form of Exhibit D hereto.

          "Documentary L/C" means any letter of credit that is issued for the benefit of a supplier of inventory to the Borrower or any of its Subsidiaries to effect payment of such Inventory.

          "Documentation Agent" has the meaning specified in the recital of parties to this Agreement.

          "Dollars" and the sign "$" each means lawful money of the United States.

          "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Paying Agent.

          "EBITDA" means, for any period, (i) the sum, determined on a Consolidated basis, of (a) net income (or net loss),
     (b) Net Interest Expense, (c) income tax expense, (d) depreciation expense, (e) amortization expense (including, without limitation, amortization of (1) excess of cost over net assets acquired, (2) reorganization value in excess of amounts allocable to identifiable assets and (3) unearned restricted stock) and (f) unusual and extraordinary losses less (ii) unusual and extraordinary gains, in each case of the Borrower and its Subsidiaries determined in accordance with GAAP for such period.

          "Effective Date" means the first date on which the conditions set forth in Section 3.01 shall have been satisfied.

          "Eligible Assignee" means with respect to the Revolving Credit Facility (i) a Lender; (ii) an Affiliate of a Lender; and (iii) any other Person approved by the Paying Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with
     Section 8.07, the Borrower, such approval not to be unreasonably withheld or delayed; provided, however, that neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee.

          "Environmental Action" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, Environmental Permit or Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

          "Environmental Law" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

          "ERISA"  means the Employee Retirement Income  Security
     Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the Borrower's controlled group, or under common control with the Borrower, within the meaning of Section 414 of the Internal Revenue Code.

          "ERISA Event" means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or (ii) the requirements of subsection (1) of
     Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11),
     (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of the Borrower or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in
     Section 4001(a)(2) of ERISA; (f) the conditions for the imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan.

          "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Paying Agent.

          "Eurodollar Rate" means, with respect to each day during each Interest Period for a Eurodollar Rate Advance comprising a Revolving Credit Borrowing, the rate of interest per annum obtained by dividing (a) the "Eurodollar Rate" determined (i) on the basis of the rate for deposits in Dollars for a period equal to such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period, or if such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such service), the rate per annum (rounded upward to the nearest 1/16 of 1% per annum) at which deposits are offered by another publicly available service displaying eurodollar rates as may be agreed upon by the Paying Agent and the Borrower or (ii) in the absence of such appearance or agreement, by reference to the average of the rate of interest per annum (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) at which deposits in Dollars are offered by the principal office of each of the Reference Banks in London, England, to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank's Eurodollar Rate Advance to be outstanding during such Interest Period (or, if such Reference Bank shall not have a Eurodollar Rate Advance that is to be outstanding during such Interest Period, in an amount equal to $1,000,000) and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period. In the case of any Eurodollar Rate determined pursuant to clause (a)(ii) above, the Eurodollar Rate for any Interest Period for each Eurodollar Rate Advance comprising such Revolving Credit Borrowing shall be determined by the Paying Agent on the basis of applicable rates received by the Paying Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.08.

          "Eurodollar  Rate  Advance" means  a  Revolving  Credit
     Advance    that    bears    interest    as    provided    in
     Section 2.07(a)(ii).

          "Eurodollar Rate Reserve Percentage" for any Interest Period for all Eurodollar Rate Advances or LIBO Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances or LIBO Rate Advances is determined) having a term equal to such Interest Period.

          "Events  of  Default"  has  the  meaning  specified  in
     Section 6.01.

          "Existing Credit Agreements" means (a) the $500,000,000 Third Amended and Restated Credit Agreement dated as of July 24, 2000, as amended through the date hereof, among the Borrower, certain lenders party thereto, Citibank, as an administrative agent and paying agent, The Chase Manhattan Bank, as an administrative agent, Fleet National Bank, as syndication agent, and Bank of America, N.A., as documentation agent and (b) the $1,500,000,000 Five Year Credit Agreement dated as of July 28, 1997 as amended through the date hereof, among the Borrower, certain lenders party thereto, Citibank, as an administrative agent and paying agent, The Chase Manhattan Bank, as an administrative agent, BankBoston, N.A., as syndication agent, and The Bank of America, National Trust & Savings Association, as documentation agent.

          "Extension  Date" has the meaning specified in  Section
2.16(b).

          "Facility" means the Revolving Credit Facility.

          "Facility  Fee  Percentage" means, as of  any  date,  a
     percentage  per  annum  determined  by  reference   to   the
     Performance Level in effect on such date as set forth below:

                 Performance       Facility Fee
                    Level           Percentage
                   Level 1            0.060%
                   Level 2            0.070%
                   Level 3            0.100%
                   Level 4            0.125%
                   Level 5            0.175%
                   Level 6            0.200%

     In the case of a change in the Facility Fee Percentage due to a change in the Interest Coverage Ratio, such change shall be effective five Business Days after the date on which the Paying Agent receives financial statements pursuant to Section 5.01(h)(i) or (ii) together with a certificate of the chief financial officer of the Borrower demonstrating such Interest Coverage Ratio. In the case of a change in the Facility Fee Percentage due to a change in the Public Debt Rating, such change shall be effective five Business Days after the date on which the Paying Agent receives a certificate of the chief financial officer of the Borrower pursuant to Section 5.01(h)(vi) setting forth such Public Debt Rating.

          "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Paying Agent from three Federal funds brokers of recognized standing selected by it.

          "Fiscal Year" means a fiscal year of the Borrower and its Consolidated Subsidiaries ending on the Saturday closest to January 31 in any calendar year.

          "Five Year Credit Agreement" means the Five Year Credit Agreement of even date herewith among the Borrower, the lenders party thereto, Citibank, as administrative agent and as paying agent, and Chase, as administrative agent, Fleet National Bank, as syndication agent, and Bank of America, N.A., The Bank of New York and Credit Suisse First Boston, as documentation agents, as amended, supplemented or otherwise modified from time to time.

          "Fixed  Rate  Advances" has the  meaning  specified  in
     Section 2.03(a)(i).

          "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by any successor entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination; provided that, with respect to the calculation of the financial ratios and the terms used in the covenants contained in this Agreement and the definitions related thereto, "GAAP" means generally accepted accounting principles in effect in the United States on the date of the financial statements referred to in Section 4.01(e), it being understood that, upon any change in GAAP as at such date that affects in any material respect the financial ratios and the covenants contained in this Agreement, the Borrower and the Paying Agent will negotiate in good faith to adapt or conform any such financial ratios and covenants and the definitions related thereto to any such changes in GAAP to the extent necessary to maintain the original economic terms of such financial ratios and covenants as in effect under this Agreement on the date hereof, the Paying Agent shall promptly notify the Lenders in writing of the negotiated changes to such financial ratios, covenants and definitions, and if, by the 30th day after the date such notice is given (i) the Required Lenders shall not have objected in writing to such changes, such changes shall be deemed to be effective, and this Agreement shall be deemed to be amended accordingly, as of such 30th day, without further action on the part of any party hereto or (ii) the Required Lenders shall have objected to such changes, then, until this Agreement shall be amended in accordance with the terms of Section 8.01 to reflect such changes as may be necessary to maintain the original economic terms of such financial ratios and covenants, the financial ratios and covenants immediately in effect prior to such amendment shall remain in effect.

          "Hazardous Materials" means (a) petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

          "Hedge  Agreements" means interest rate  swap,  cap  or
     collar agreements, interest rate future or option contracts,
     currency   swap  agreements,  currency  future   or   option
     contracts and other similar agreements.

          "Indemnified  Party"  has  the  meaning  specified   in
     Section 8.04(b).

          "Information   Memorandum"   means   the    information
     memorandum dated May 2001 used by the Administrative Agents in connection with the syndication of the Commitments.

          "Initial Lenders" has the meaning specified in the recital of parties of this Agreement.

          "Interest Coverage Ratio" means, at any date of determination, the ratio of Consolidated EBITDA for the Measurement Period then most recently ended to Net Interest Expense for such Measurement Period determined in accordance with GAAP.

          "Interest Period" means, for each Eurodollar Rate Advance comprising part of the same Revolving Credit Borrowing and each LIBO Rate Advance comprising part of the same Competitive Bid Borrowing, the period commencing on the date of such Eurodollar Rate Advance or LIBO Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, with respect to Eurodollar Rate Advances, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be seven days or one, two, three or six months, as the Borrower may, upon notice received by the Paying Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

               (i) the Borrower may not select any Interest Period that ends after the Revolver Termination Date then in effect or, if the Advances have been converted to a term loan pursuant to Section 2.06 prior to such selection, that ends after the Maturity Date;

               (ii) Interest Periods commencing on the same date for Eurodollar Rate Advances comprising part of the same Revolving Credit Borrowing or for LIBO Rate Advances comprising part of the same Competitive Bid Borrowing shall be of the same duration;

               (iii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

               (iv) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

          "Lenders" means the Initial Lenders, each Assuming Lender that shall become a party hereto pursuant to Section
     2.16 and each Person that shall become a party hereto pursuant to Section 8.07 and, except when used in reference to a Revolving Credit Advance, A Revolving Credit Note, a Commitment or a related term, each Designated Bidder.

          "Leverage Ratio" means, at any date of determination, the ratio of Consolidated Debt to the sum of Consolidated Debt plus Consolidated net worth of the Borrower and its Subsidiaries calculated on a Consolidated basis in accordance with GAAP.

          "LIBO Rate" means, with respect to each day during each Interest Period for a LIBO Rate Advance comprising a Competitive Bid Borrowing, the rate of interest per annum obtained by dividing (a) the "LIBO Rate" determined (i) on a basis of the rate for deposits in Dollars for a period equal to such Interest Period appearing on page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period or, if such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such service), the rate per annum (rounded upward to the nearest 1/16 of 1% per annum) at which deposits are offered by another publicly available service displaying eurodollar rates as may be agreed upon by the Paying Agent and the Borrower or (ii) in the absence of such appearance or agreement, by reference to the average of the rate of interest per annum (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) at which deposits in Dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to each of such Reference Bank's LIBO Rate Advance to be outstanding during such Interest Period (or, if any such Reference Bank shall not have a LIBO Rate Advance that is to be outstanding during such Interest Period, in an amount equal to $1,000,000) and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period. In the case of any LIBO Rate determined pursuant to clause (a)(ii) above, the LIBO Rate for any Interest Period for each LIBO Rate Advance comprising such Competitive Bid Borrowing shall be determined by the Paying Agent on the basis of applicable rates received by the Paying Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.08.

          "LIBO  Rate  Advances"  has the  meaning  specified  in
     Section 2.03(a)(i).

          "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

          "Loan Documents" means this Agreement and the Notes, as each may be amended, supplemented or otherwise modified from time to time.

          "Material Adverse Change" means any material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its Subsidiaries, taken as a whole.

          "Material Adverse Effect" means an effect that causes or results in or has a reasonable likelihood of causing or resulting in any material adverse change in (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its Subsidiaries, taken as a whole, (b) the rights and remedies of any Agent or any Lender under any Loan Document, (c) the ability of the Borrower to perform its Obligations under any Loan Document or (d) the legality, validity or enforceability of any Loan Document.

          "Material Subsidiary" of the Borrower means, at any time, any Subsidiary of the Borrower having (a) assets with a value of not less than 5% of the total value of the assets of the Borrower and its Consolidated Subsidiaries, taken as a whole, or (b) Consolidated EBITDA not less than 5% of the Consolidated EBITDA of the Borrower and its Consolidated Subsidiaries, taken as a whole, in each case as of the end of or for the most recently completed Fiscal Year of the Borrower.

          "Maturity Date" means the earlier of (a) the second anniversary of the Term Loan Conversion Date and (b) the date of termination in whole of the aggregate Commitments pursuant to Section 2.05 or 6.01.

          "Measurement Period" means, at any date of determination, the period of the four consecutive fiscal quarters of the Borrower then most recently ended for which the Paying Agent has (or should have) received financial statements in compliance with Section 5.01(h) (or Section 5.01(h) of the Existing Credit Agreements).

          "Minor Subsidiary" means any Subsidiary of the Borrower that is not a Material Subsidiary.

          "Moody's" means Moody's Investors Service, Inc.

          "Multiemployer Plan" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

          "Multiple Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any ERISA Affiliate and at least one Person other than the Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

          "Net Interest Expense" means, for any period, the amount (if any) by which (a) interest payable on all Debt (including, without limitation, the interest component of Capitalized Leases) and amortization of deferred financing fees and debt discount in respect of all Debt exceeds (b) interest income, in each case of the Borrower and its Subsidiaries for such period, calculated on a Consolidated basis in accordance with GAAP.

          "Non-Consenting  Lender" has the meaning  specified  in
     Section 2.16(b).

          "Note"  means a Revolving Credit Note or a  Competitive
     Bid Note.

          "Notice of Competitive Bid Borrowing" has the meaning specified in Section 2.03(a).

          "Notice of Revolving Credit Borrowing" has the meaning specified in Section 2.02(a).

          "Obligation" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(e). Without limiting the generality of the foregoing, the Obligations of the Borrower under the Loan Documents include (a) the obligation to pay principal, interest, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by the Borrower under any Loan Document and (b) the obligation of the Borrower to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of the Borrower.

          "Original  Currency"  has  the  meaning  specified   in
     Section 8.12.

          "Other  Currency" has the meaning specified in  Section
     8.12.

          "Paying Agent" has the meaning specified in the recital of parties to this Agreement.

          "Paying Agent's Account" means the account of the Paying Agent maintained by the Paying Agent with its office at 399 Park Avenue, New York, New York 10043, Account No. 36852248, Account Name: Medium Term Finance/NAIB Agency,
     Reference: Federated.

          "PBGC"  means the Pension Benefit Guaranty  Corporation
     (or any successor).

          "Performance Level" means, as of any date of determination, the numerically lower level set forth below as then in effect, as determined by reference to the Public Debt Rating and Interest Coverage Ratio then in effect, provided, however, that if the Level established by reference to the Public Debt Rating and the Level established by reference to the Interest Coverage Ratio are more than one Level apart, the Performance Level shall be the Level that is numerically one below the numerically higher of the two Levels so established:

     Level 1              The  Public Debt Rating is greater than
                    or  equal to A2 or A or the Interest Coverage
                    Ratio is 6.25:1.00 or greater;

     Level 2              The  Public Debt Rating is A3 or A-  or
                    the Interest Coverage Ratio is 5.75:1.00 or greater but less than 6.25:1.00;

     Level 3              The  Public Debt Rating is Baa1 or BBB+
                    or the Interest Coverage Ratio is 5.00:1.00 or greater but less than 5.75:1.00;

     Level 4             The Public Debt Rating is Baa2 or BBB or
                    the Interest Coverage Ratio is 4.50:1.00 or greater but less than 5.00:1.00;

     Level 5              The  Public Debt Rating is Baa3 or BBB-
                    or the Interest Coverage Ratio is 3:75:1.00 or greater but less than 4.50:1.00;

     Level 6              The  Public Debt Rating is  lower  than
                    Baa3 or BBB- and the Interest Coverage Ratio is lower than 3.75:1.00;

          "Permitted Liens" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b) hereof; (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings; (c) Liens (if any) arising by operation of law and pledges or deposits made in the ordinary course of business in connection with liability insurance, workers' compensation, unemployment insurance, old-age pensions and other social security benefits, other than with respect to employee benefit plans subject to ERISA; and (d) zoning restrictions, easements, rights of way, reciprocal easement agreements, operating agreements, covenants, conditions or restrictions on the use of any real property that do not interfere in any material respect with the ordinary conduct of the business of the Borrower and its Subsidiaries or do not materially adversely affect the value of such property for the purpose of such business.

          "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

          "Plan"  means  a  Single Employer Plan  or  a  Multiple
     Employer Plan.

          "Preferred Stock" means, with respect to any corporation, capital stock issued by such corporation that is entitled to a preference or priority over any other capital stock issued by such corporation upon any distribution of such corporation's assets, whether by dividend or upon liquidation.

          "Pro Rata Share" of any amount means, with respect to any Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender's Revolving Credit Commitment at such time and the denominator of which is the Revolving Credit Facility at such time.

          "Public Debt Rating" means, as of any date, the higher of (a) the lowest rating that has been most recently announced by Moody's for any class of non-credit enhanced long-term senior unsecured debt issued by the Borrower and
     (b) the rating that has been most recently announced by S&P as the Borrower's "Corporate Credit Rating", provided, that if the ratings referred to in clause (a) and (b) above are each referred to in Performance Levels which are more than one Performance Level apart, the Public Debt Rating shall be the Public Debt Rating indicated within the Performance Level that is numerically one below the numerically higher of the two Performance Levels in which the ratings are so referenced. For purposes of the foregoing, (i) if only one of S&P and Moody's shall have in effect a Public Debt Rating, the Applicable Margin, the Facility Fee Percentage and Applicable Utilization Fee shall be determined by reference to the available rating; (ii) if neither S&P nor Moody's shall have in effect a Public Debt Rating, the Applicable Margin, the Facility Fee Percentage and Applicable Utilization Fee will be determined by reference to the Interest Coverage Ratio then in effect; (iii) if any rating established by S&P or Moody's shall be changed, such change shall be effective as of five Business Days after the date on which such change is demonstrated in a certificate of the chief financial officer of the Borrower delivered pursuant to Section 5.01(h)(vi); and (iv) if S&P or Moody's shall change the basis on which ratings are established, each reference to the Public Debt Rating announced by S&P or Moody's, as the case may be, shall refer to the then equivalent rating by S&P or Moody's, as the case may be.

          "Receivables Financing Facility" means the receivables financing facilities currently established by the Borrower and any replacement thereof or other receivables financing pursuant to which certain Subsidiaries of the Borrower issue non-recourse Debt and commercial paper secured by certain receivables of the Borrower and its Subsidiaries.

          "Redeemable" means, with respect to any capital stock or other ownership or profit interest, Debt or other right or Obligation, any such right or Obligation that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

          "Reference Banks" means Citibank and Chase.

          "Register"    has    the    meaning    specified     in
     Section 8.07(e).

          "Reportable Event" has the meaning specified in Section
     4043 of ERISA, excluding any event with respect to which the 30-day notice requirement has been waived.

          "Required Lenders" means at any time Lenders owed or holding at least a majority in interest of the sum of (a) the then aggregate unpaid principal amount of the Revolving Credit Advances owing to Lenders at such time, and (b) the aggregate Unused Revolving Credit Commitments at such time, provided, however, that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Lenders at such time (i) the unpaid principal amount of the Revolving Credit Advances made by such Defaulting Lender and outstanding at such time and (ii) the Unused Revolving Credit Commitment of such Defaulting Lender at such time.

          "Responsible Officer" means any executive officer of the Borrower or any of its Subsidiaries or any other officer of the Borrower of any of its Subsidiaries responsible for overseeing or reviewing compliance with this Agreement or any other Loan Document.

          "Revolver Termination Date" means the earlier of June 28, 2002 (subject to the extension thereof pursuant to Section 2.16) and the date of termination in whole of the Revolving Credit Commitments pursuant to Section 2.05 or 6.01; provided, however, that the Revolver Termination Date of any Lender that is a Non-Consenting Lender to any requested extension pursuant to Section 2.16 shall be the Revolver Termination Date in effect immediately prior to the applicable Extension Date for all purposes of this Agreement and any Notes.

          "Revolving Credit Advance" means an advance by a Lender to the Borrower as part of a Revolving Credit Borrowing and, if the Borrower has made the Term Loan Election in accordance with Section 2.06, includes each such Advance that remains outstanding after the Term Loan Conversion Date, and refers to a Base Rate Advance or a Eurodollar Rate Advance (each of which shall be a "Type" of Revolving Credit Advance).

          "Revolving   Credit   Borrowing"  means   a   borrowing
     consisting of simultaneous Revolving Credit Advances of  the
     same   Type  made  by  each  of  the  Lenders  pursuant   to
     Section 2.01.

          "Revolving Credit Commitment" means, with respect to any Revolving Credit Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Revolving Credit Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Paying Agent pursuant to Section 8.07(e) as such Lender's "Revolving Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

          "Revolving Credit Facility" means, at any time, the aggregate amount of the Revolving Credit Lenders' Revolving
     Credit Commitments at such time.

          "Revolving Credit Lender" means any Lender that has a Revolving Credit Commitment and, except when used in reference to a Revolving Credit Advance, a Revolving Credit Borrowing, a Revolving Credit Note, a Commitment or a related term, any Designated Bidder.

          "Revolving Credit Note" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Revolving Credit Advances made by such Lender.

          "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

          "Single Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any ERISA Affiliate and no Person other than the Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

          "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other
     Subsidiaries  or  by  one  or more of  such  Person's  other
     Subsidiaries.

          "Syndication Agent" has the meaning specified in the recital of parties to this Agreement.

          "Tangible Assets" means, with respect to any Person as of any date of determination, the total assets of such Person less the sum of (i) goodwill, organizational expenses, research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, and other similar intangibles, (ii) all prepaid expenses, deferred charges or unamortized debt discount and expense, (iii) all reserves carried and not deducted from assets, and (iv) any items not included in clauses (i) through (iii) above, in each case of such Person and which are treated as intangibles in conformity with GAAP.

          "Term Loan Conversion Date" has the meaning specified in Section 2.06.

          "Term  Loan  Election"  has the  meaning  specified  in
     Section 2.06.

          "Unused   Revolving  Credit  Commitment"  means,   with
     respect to any Lender at any time, (a) such Lender's Revolving Credit Commitment at such time minus (b) the aggregate principal amount of all Revolving Credit Advances made by such Lender and outstanding at such time minus (c) such Lender's pro rata share of the aggregate principal amount of all Competitive Bid Advances made by the Lenders and outstanding at such time.

          "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

          "Withdrawal  Liability" has the  meaning  specified  in
     Part 1 of Subtitle E of Title IV of ERISA.

          SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

          SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

          SECTION 1.04. Currency Equivalents Generally. For all purposes of this Agreement except as otherwise specifically provided herein, the equivalent in any Alternative Currency of an amount in Dollars shall be determined at the rate of exchange quoted by Citibank in New York City, at 9:00 A.M. (New York City time) on the date of determination, to prime banks in New York City for the spot purchase in the New York foreign exchange market of such amount of Dollars with such Alternative Currency. Citibank's determination of each spot rate of exchange pursuant to this Agreement shall be final and conclusive absent manifest error.

                           ARTICLE II

                AMOUNTS AND TERMS OF THE ADVANCES

          SECTION 2.01. The Revolving Credit Advances. (a) The Revolving Credit Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Revolving Credit Advances to the Borrower from time to time on any Business Day during the period from the Effective Date until the earlier of the Revolver Termination Date and the Term Loan Conversion Date in an amount for each such Advance not to exceed an amount equal to such Lender's Unused Revolving Credit Commitment less such Lender's Pro Rata Share of the Commercial Paper Set-Aside Amount at such time. Each Revolving Credit Borrowing shall be in an aggregate amount of $10,000,000 or an integral multiple of $5,000,000 in excess thereof, and shall consist of Revolving Credit Advances of the same Type made on the same day by the Lenders ratably according to their respective Revolving Credit Commitments. Within the limits of each Lender's Revolving Credit Commitment, the Borrower may borrow under this Section 2.01, repay pursuant to Section 2.06(a), prepay pursuant to
Section 2.10 and reborrow under this Section 2.01.

          (b) Set-Aside of Commitments to Backstop Commercial Paper. At any time during which the Borrower has any Commercial Paper outstanding, a portion of the Unused Revolving Credit Commitments in an aggregate amount equal to the amount by which
(i) the aggregate face amount of such Commercial Paper outstanding at such time exceeds (ii) the "Commercial Paper Set-Aside Amount" in effect under the Five Year Credit Agreement at such time shall, without further action on the part of any party, be deemed to be reserved for use as support for the obligations of the Borrower under such Commercial Paper; provided that the reservation of Unused Revolving Credit Commitments described in this Section 2.01(b) shall be increased or decreased accordingly upon notice from the Borrower to the Paying Agent at any time to reflect the Borrower's required liquidity reserves for Commercial Paper. The amount of Revolving Credit Commitments so reserved at any time pursuant to this Section 2.01(b) is referred to herein as the "Commercial Paper Set-Aside Amount".

          SECTION 2.02. Making the Revolving Credit Advances. Each Revolving Credit Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Eurodollar Rate Advances, or the date of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Base Rate Advances, by the Borrower to the Paying Agent, which shall give to each Lender prompt notice thereof by telecopier or telex. Each such notice of a Revolving Credit Borrowing (a "Notice of Revolving Credit Borrowing") shall be by telephone, confirmed immediately in writing, or telecopier or telex in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Revolving Credit Borrowing, (ii) Type of Advances comprising such Revolving Credit Borrowing, (iii) aggregate amount of such Revolving Credit Borrowing, and (iv) in the case of a Revolving Credit Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Revolving Credit Advance. Each Lender shall, before 1:00 P.M. (New York City time) on the date of such Revolving Credit Borrowing, make available for the account of its Applicable Lending Office to the Paying Agent at the Paying Agent's Account, in same day funds, such Lender's ratable portion of such Revolving Credit Borrowing. After the Paying Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Paying Agent will make such funds available to the Borrower at the Paying Agent's address referred to in Section 8.02.

          (b) Anything in subsection (a) above to the contrary notwithstanding, (i) the Borrower may not select Eurodollar Rate Advances for any Revolving Credit Borrowing if the aggregate amount of such Revolving Credit Borrowing is less than $10,000,000 or if the obligation of the Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to
Section 2.08 or 2.12 and (ii) the Eurodollar Rate Advances may not be outstanding as part of more than ten separate Revolving Credit Borrowings.

          (c) Each Notice of Revolving Credit Borrowing shall be irrevocable and binding on the Borrower. In the case of any Revolving Credit Borrowing that the related Notice of Revolving Credit Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Revolving Credit Borrowing for such Revolving Credit Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Revolving Credit Borrowing when such Advance, as a result of such failure, is not made on such date.

          (d) Unless the Paying Agent shall have received notice from a Lender prior to the date of any Revolving Credit Borrowing that such Lender will not make available to the Paying Agent such Lender's ratable portion of such Revolving Credit Borrowing, the Paying Agent may assume that such Lender has made such portion available to the Paying Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Paying Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Paying Agent, such Lender and the Borrower severally agree to repay to the Paying Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Paying Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Paying Agent such corresponding amount, such amount so repaid shall constitute such Lender's Advance as part of such Borrowing for purposes of this Agreement.

          (e) The failure of any Lender to make the Advance to be made by it as part of any Revolving Credit Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

          SECTION 2.03. The Competitive Bid Advances. (a) Each Lender severally agrees that the Borrower may make Competitive Bid Borrowings under this Section 2.03 from time to time on any Business Day during the period from the date hereof until the date occurring 30 days prior to the Revolver Termination Date in the manner set forth below; provided that, (x) such Competitive Bid Borrowing shall not exceed an amount equal to the amount by which the aggregate Unused Revolving Credit Commitments of the Lenders in effect immediately prior to giving effect to such Competitive Bid Borrowing exceeds the Commercial Paper Set-Aside Amount at such time and (y) following the making of each Competitive Bid Borrowing, the aggregate amount of the Competitive Bid Advances of all Lenders then outstanding shall not exceed $400,000,000:.

          (i)    The  Borrower  may  request  a  Competitive  Bid
     Borrowing under this Section 2.03 by delivering to the Paying Agent, by telecopier or telex, a notice of a Competitive Bid Borrowing (a "Notice of Competitive Bid
     Borrowing"), in substantially the form of Exhibit B-2 hereto, specifying therein the requested (v) date of such proposed Competitive Bid Borrowing, (w) aggregate amount of such proposed Competitive Bid Borrowing, (x) in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances, Interest Period, or in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances, maturity date for repayment of each Fixed Rate Advance to be made as part of such Competitive Bid Borrowing (which maturity date may not be earlier than the date occurring 7 days after the date of such Competitive Bid Borrowing or later than the earlier of (I) 180 days after the date of such Competitive Bid Borrowing and (II) the Revolver Termination Date),
     (y)  interest  payment date or dates relating  thereto,  and
     (z)   other  terms  (if  any)  to  be  applicable  to   such
     Competitive Bid Borrowing, not later than 10:00 A.M. (New York City time) (A) at least one Business Day prior to the date of the proposed Competitive Bid Borrowing, if the Borrower shall specify in the Notice of Competitive Bid Borrowing that the rates of interest to be offered by the Lenders shall be fixed rates per annum (the Advances comprising any such Competitive Bid Borrowing being referred to herein as "Fixed Rate Advances") and (B) at least four Business Days prior to the date of the proposed Competitive Bid Borrowing, if the Borrower shall instead specify in the Notice of Competitive Bid Borrowing that the rates of interest be offered by the Lenders are to be based on the LIBO Rate (the Advances comprising such Competitive Bid Borrowing being referred to herein as "LIBO Rate Advances"). Each Notice of Competitive Bid Borrowing shall be irrevocable and binding on the Borrower. The Paying Agent shall in turn promptly notify each Lender of each request for a Competitive Bid Borrowing received by it from the Borrower by sending such Lender a copy of the related Notice of Competitive Bid Borrowing.

          (ii) Each Lender may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more
     Competitive Bid Advances to the Borrower as part of such proposed Competitive Bid Borrowing at a rate or rates of interest specified by such Lender in its sole discretion, by notifying the Paying Agent (which shall give prompt notice thereof to the Borrower), before 10:00 A.M. (New York City
     time)   on  the  date  of  such  proposed  Competitive   Bid
     Borrowing, in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances and before 10:00 A.M. (New York City time) three Business Days before the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances, of the minimum amount and maximum amount of each Competitive Bid Advance which such Lender would be willing to make as part of such proposed Competitive Bid Borrowing (which amounts may, subject to the proviso to the first sentence of this Section 2.03(a), exceed such Lender's Revolving Credit Commitment, if any), the rate or rates of interest therefor and such Lender's Applicable Lending Office with respect to such Competitive Bid Advance; provided that if the Paying Agent in its capacity as a Lender shall, in its sole discretion, elect to make any such offer, it shall notify the Borrower of such offer before 9:00 A.M. (New York City time) on the date on which notice of such election is to be given to the Paying Agent by the other Lenders. If any Lender shall elect not to make such an offer, such Lender shall so notify the Paying Agent, before 10:00 A.M. (New York City time) on the date on which notice of such election is to be given to the Paying Agent by the other Lenders, and such Lender shall not be obligated to, and shall not, make any Competitive Bid Advance as part of such Competitive Bid Borrowing; provided that the failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Competitive Bid Advance as part of such proposed Competitive Bid Borrowing.

          (iii) The Borrower shall, in turn, before 11:00 A.M. (New York City time) on the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances and before
     1:00 P.M. (New York City time) three Business Days before the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances, either:

               (x) cancel such Competitive Bid Borrowing by giving the Paying Agent notice to that effect, or

               (y) accept one or more of the offers made by any Lender or Lenders pursuant to paragraph (ii) above, in its sole discretion, by giving notice to the Paying Agent of the amount of each Competitive Bid Advance (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to the Borrower by the Paying Agent on behalf of such Lender for such Competitive Bid Advance pursuant to paragraph (ii) above) to be made by each Lender as part of such Competitive Bid Borrowing, and reject any remaining offers made by Lenders pursuant to paragraph (ii) above by giving the Paying Agent notice to that effect. The Borrower shall accept the offers made by any Lender or Lenders to make Competitive Bid Advances in order of the lowest to the highest rates of interest offered by such Lenders. If two or more Lenders have offered the same interest rate, the amount to be borrowed at such interest rate will be allocated among such Lenders in proportion to the amount that each such Lender offered at such interest rate.

          (iv) If the Borrower notifies the Paying Agent that such Competitive Bid Borrowing is cancelled pursuant to paragraph (iii)(x) above, the Paying Agent shall give prompt notice thereof to the Lenders and such Competitive Bid Borrowing shall not be made.

          (v) If the Borrower accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph (iii)(y) above, the Paying Agent shall in turn promptly notify
     (A)  each  Lender  that has made an offer  as  described  in paragraph (ii) above, of the date and aggregate amount of such Competitive Bid Borrowing and whether or not any offer or offers made by such Lender pursuant to paragraph (ii) above have been accepted by the Borrower, (B) each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing, of the amount of each Competitive Bid Advance to be made by such Lender as part of such Competitive Bid Borrowing, and (C) each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing, upon receipt, that the Paying Agent has received forms of documents appearing to fulfill the applicable conditions set forth in Article III. Each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing shall, before 12:00 noon (New York City time) on the date of such Competitive Bid Borrowing specified in the notice received from the Paying Agent pursuant to clause (A) of the preceding sentence or any later time when such Lender shall have received notice from the Paying Agent pursuant to clause (C) of the preceding sentence, make available for the account of its Applicable Lending Office to the Paying Agent at the Paying Agent's Account, in same day funds, such Lender's portion of such Competitive Bid Borrowing. Upon fulfillment of the applicable conditions set forth in Article III and after receipt by the Paying Agent of such funds, the Paying Agent will make such funds available to the Borrower at the Paying Agent's address referred to in Section 8.02. Promptly after each Competitive Bid Borrowing the Paying Agent will notify each Lender of the amount and maturity of the Competitive Bid Borrowing and the aggregate amount of the Competitive Bid Advances outstanding immediately after giving effect to such Competitive Bid Borrowing.

          (vi) If the Borrower notifies the Paying Agent that it accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph (iii)(y) above, such notice of acceptance shall be irrevocable and binding on the Borrower. The Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in the related Notice of Competitive Bid Borrowing for such Competitive Bid Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Competitive Bid Advance to be made by such Lender as part of such Competitive Bid Borrowing when such Competitive Bid Advance, as a result of such failure, is not made on such date.

          (b) Each Competitive Bid Borrowing shall be in an aggregate amount of $25,000,000 or an integral multiple of $1,000,000 in excess thereof and, following the making of each Competitive Bid Borrowing, the Borrower and each Lender shall be in compliance with the limitations set forth in the proviso to the first sentence of subsection (a) above.

          (c) Within the limits and on the conditions set forth in this Section 2.03, the Borrower may from time to time borrow under this Section 2.03, repay or prepay pursuant to subsection (d) below, and reborrow under this Section 2.03, provided that a Competitive Bid Borrowing shall not be made within two Business Days of the date of any other Competitive Bid Borrowing.

          (d) The Borrower shall repay to the Paying Agent for the account of each Lender that has made a Competitive Bid Advance, on the maturity date of each Competitive Bid Advance (such maturity date being that specified by the Borrower for repayment of such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above and provided in the Competitive Bid Note evidencing such Competitive Bid Advance), the then unpaid principal amount of such Competitive Bid Advance. The Borrower shall have no right to prepay any principal amount of any Competitive Bid Advance unless, and then only on the terms, agreed by the Lender of such Competitive Bid Advance.

          (e) The Borrower shall pay interest on the unpaid principal amount of each Competitive Bid Advance from the date of such Competitive Bid Advance to the date the principal amount of such Competitive Bid Advance is repaid in full, at the rate of interest for such Competitive Bid Advance specified by the Lender making such Competitive Bid Advance in its notice with respect thereto delivered pursuant to subsection (a)(ii) above, payable on the interest payment date or dates specified by the Borrower for such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above, as provided in the Competitive Bid Note evidencing such Competitive Bid Advance. Upon the occurrence and during the continuance of an Event of Default, the Borrower shall pay interest on the amount of unpaid principal of and interest on each Competitive Bid Advance owing to a Lender, payable in arrears on the date or dates interest is payable thereon, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Competitive Bid Advance under the terms of the Competitive Bid Note evidencing such
Competitive   Bid  Advance  unless  otherwise  agreed   in   such
Competitive Bid Note.

          (f) The indebtedness of the Borrower resulting from each Competitive Bid Advance made to the Borrower as part of a Competitive Bid Borrowing shall, upon the request of the Lender making such Competitive Bid Advance, be evidenced by a separate Competitive Bid Note of the Borrower payable to the order of the Lender making such Competitive Bid Advance, which Competitive Bid Note shall be delivered by the Borrower to the Paying Agent promptly following the making of such Competitive Bid Advance in a principal amount equal to the principal amount of such Competitive Bid Advance.

          (g)   Upon  delivery of each Notice of Competitive  Bid
Borrowing, the Borrower shall pay a non-refundable fee of  $2,000 to the Paying Agent for its own account.

          SECTION 2.04. Fees. (a) Facility Fee. The Borrower agrees to pay to the Paying Agent for the account of each Lender (other than the Designated Bidders) a facility fee on the aggregate amount of such Lender's Revolving Credit Commitment from the date hereof in the case of each Initial Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the earlier of the Revolver Termination Date and the Term Loan Conversion Date at a rate per annum equal to the Facility Fee Percentage in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December, commencing September 30, 2001, and on the Revolver Termination Date or the Term Loan Conversion Date, as the case may be; provided, however, that any facility fee accrued with respect to the Revolving Credit Commitment of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such facility fee shall otherwise have been due and payable by the Borrower prior to such time; and provided further that no facility fee shall accrue on the Revolving Credit Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.

          (b) Paying Agent's Fees. The Borrower shall pay to the Paying Agent for its own account such fees as may from time to time be agreed between the Borrower and the Paying Agent.

          SECTION 2.05. Termination or Reduction of the Commitments. (a) If the Borrower has not made the Term Loan Election on or prior to the Revolver Termination Date, the Commitments shall be automatically terminated on the Revolver Termination Date. If the Borrower has made the Term Loan
Election  in  accordance  with Section 2.06,  on  the  Term  Loan
Conversion Date and from time to time thereafter upon each prepayment of the Revolving Credit Advances, the aggregate Commitments of the Lenders shall be automatically and permanently reduced on a pro rata basis by an amount equal to the aggregate Unused Revolving Credit Commitment in effect immediately prior to such reduction.

          (b) The Borrower shall have the right, upon at least three Business Days' notice to the Paying Agent, to terminate in whole or reduce ratably in part the Unused Revolving Credit Commitments, provided that each partial reduction shall be in the aggregate amount of $25,000,000 or an integral multiple of $10,000,000 in excess thereof.

          SECTION 2.06. Repayment of Revolving Credit Advances; Term Loan Election. Subject to the next succeeding sentence, the Borrower shall repay to the Paying Agent for the ratable account of the Lenders on the Revolver Termination Date the aggregate principal amount of the Revolving Credit Advances then outstanding. The Borrower may, so long as at the time of the giving of notice (and the giving of such notice shall constitute a representation and warranty by the Borrower that on such date such statements are true) and on the Term Loan Conversion Date
(i) no Default has occurred and is continuing and (ii) the representations and warranties contained in Section 4.01 are correct on and as of such date, before and after giving effect to such conversion, as though made on and as of such date (other than any such representations or warranties that, by their terms, refer to a specific date other than the date of such conversion, in which case as of such specific date) at any time prior to the Revolver Termination Date and upon not less than 15 days' notice to the Paying Agent, elect (the "Term Loan Election") to convert all of the Revolving Credit Advances outstanding on the date specified in such notice (the "Term Loan Conversion Date") into a term loan which the Borrower shall repay in full to the Paying Agent for the ratable account of the Lenders on the Maturity Date.

          SECTION 2.07.  Interest on Revolving Credit Advances.
(a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Revolving Credit Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

          (i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (x) the Base Rate in effect from time to time plus (y) the Applicable Margin in effect from time to time plus (z) the Applicable Utilization Fee, if any, in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

          (ii) Eurodollar Rate Advances. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (x) the Eurodollar Rate for such Interest Period for such Advance plus (y) the Applicable Margin in effect from time to time plus (z) the Applicable Utilization Fee, if any, in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

          (b) Default Interest. Upon the occurrence and during the continuance of an Event of Default, the Borrower shall pay interest on (i) the unpaid principal amount of each Revolving Credit Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Base Rate Advances pursuant to clause (a)(i) above.

          SECTION 2.08. Interest Rate Determination. (a) Each Reference Bank agrees to furnish to the Paying Agent timely information for the purpose of determining each Eurodollar Rate and each LIBO Rate when necessary. If any one or more of the Reference Banks shall not furnish such timely information to the Paying Agent for the purpose of determining any such interest rate, the Paying Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks. The Paying Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Paying Agent for purposes of Section 2.07(a)(i) or (ii), and the rate, if any, furnished by each Reference Bank for the purpose of determining the interest rate under Section 2.07(a)(ii).

          (b) If, with respect to any Eurodollar Rate Advances, the Required Lenders notify the Paying Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period, the Paying Agent shall forthwith so notify the Borrower and the Lenders, whereupon (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and (ii) the obligation of the Lenders to make, or to Convert Revolving Credit Advances into, Eurodollar Rate Advances shall be suspended until the Paying Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

          (c) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Paying Agent will forthwith so notify the Borrower and the Lenders and such Advances will automatically, on the last day of the then existing
Interest Period therefor, Convert into Base Rate Advances.

          (d) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $10,000,000, such Advances shall automatically Convert into Base Rate Advances.

          (e) Upon the occurrence and during the continuance of any Event of Default, (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended for the duration of such Event of Default.

          (f) During such time as the Eurodollar Rate or the LIBO Rate, as the case may be, is determined by clause (a)(ii) of the definition thereof, respectively, if neither Reference Bank furnishes timely information to the Paying Agent for determining the Eurodollar Rate or LIBO Rate for any Eurodollar Rate Advances or LIBO Rate Advances, as the case may be,

          (i) the Paying Agent shall forthwith notify the Borrower and the Lenders that the interest rate cannot be determined for such Eurodollar Rate Advances or LIBO Rate
     Advances, as the case may be,

          (ii) with respect to Eurodollar Rate Advances, each such Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance) until the Paying Agent shall notify the Borrower and the Lenders that the circumstances causing the suspension of Eurodollar Rate Advances or LIBO Rate Advances no longer exist, and

          (iii) the obligation of the Lenders to make Eurodollar Rate Advances or LIBO Rate Advances or to Convert Advances into Eurodollar Rate Advances shall be suspended until the Paying Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

          SECTION 2.09. Optional Conversion of Revolving Credit Advances. The Borrower may, upon notice given to the Paying Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.08 and 2.12, on any Business Day Convert all Revolving Credit Advances of one Type comprising the same Borrowing into Revolving Credit Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(b) and no Conversion of any Revolving Credit Advances shall result in more separate Revolving Credit Borrowings than permitted under Section 2.02(b). Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion,
(ii) the Revolving Credit Advances to be Converted, and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for each such Advance. Each notice of Conversion shall be irrevocable and binding on the Borrower.

          SECTION 2.10. Optional Prepayments of Revolving Credit Advances. The Borrower may, upon at least three Business Days' notice in the case of Eurodollar Rate Advances and same day notice in the case of Base Rate Advances, in each case to the Paying Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amount of the Revolving Credit Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof and (y) in the event of any such prepayment of a Eurodollar Rate Advance, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 8.04(c).

          SECTION 2.11.  Increased Costs.  (a)  If, due to either
(i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Advances or LIBO Rate Advances (excluding for purposes of this Section 2.11 any such increased costs resulting from (i) Taxes or Other Taxes (as to which Section 2.14 shall govern) and (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Paying Agent), pay to the Paying Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost; provided, however, that a Lender claiming additional amounts under this Section 2.11(a) agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate as to the amount of such increased cost, submitted to the Borrower by such Lender, shall be conclusive and binding for all purposes, absent manifest error. If the Borrower so notifies the Paying Agent within ten Business Days after any Lender notifies the Borrower of any increased cost pursuant to the foregoing provisions of this Section 2.11(a), the Borrower may, upon payment of such increased cost to such Lender, replace such Lender with a Person that is an Eligible Assignee in accordance with the terms of Section 8.07 (and the Lender being so replaced shall take all action as may be necessary to assign its rights and obligations under this Agreement to such Eligible Assignee).

          (b) If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of such type, then, upon demand by such Lender (with a copy of such demand to the Paying Agent), the Borrower shall pay to the Paying Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder. A certificate as to such amounts submitted to the Borrower and the Paying Agent by such Lender shall be conclusive and binding for all purposes, absent manifest error.

          SECTION 2.12. Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Paying Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or LIBO Rate Advances or to fund or maintain Eurodollar Rate Advances or LIBO Rate Advances hereunder, (i) each Eurodollar Rate Advance or LIBO Rate Advance, as the case may be, will automatically, upon such demand, Convert into a Base Rate Advance or an Advance that bears interest at the rate set forth in Section 2.07(a)(i), as the case may be, and (ii) the obligation of the Lenders to make Eurodollar Rate Advances or LIBO Rate Advances or to Convert Revolving Credit Advances into Eurodollar Rate Advances shall be suspended until the Paying Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

          SECTION 2.13. Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Notes not later than 1:00 P.M. (New York City time) on the day when due in U.S. dollars to the Paying Agent at the Paying Agent's Account in same day funds. The Paying Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or facility fees ratably (other than amounts payable pursuant to Section 2.04(b), 2.11, 2.14, 8.04(c)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon any Assuming Lender becoming a Lender hereunder as a result of an extension of the Revolver Termination Date pursuant to Section 2.16, and upon the Paying Agent's receipt of such Lender's Assumption Agreement and recording of the information contained therein in the Register, from and after the applicable Extension Date, the Paying Agent shall make all payments hereunder and under any Notes issued in connection therewith in respect of the interest assumed thereby to the Assuming Lender. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.07(e), from and after the effective date specified in such Assignment and Acceptance, the Paying Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

          (b) The Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder or under the Note held by such Lender, to charge from time to time against any or all of the Borrower's accounts with such Lender any amount so due.

          (c) All computations of interest and fees shall be made by the Paying Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Paying Agent of an interest rate, facility fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

          (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or facility fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances or LIBO Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

          (e) Unless the Paying Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Paying Agent may assume that the Borrower has made such payment in full to the Paying Agent on such date and the Paying Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Paying Agent, each Lender shall repay to the Paying Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Paying Agent, at the Federal Funds Rate.

          SECTION 2.14. Taxes. (a) Any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with Section 2.13, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and any Agent, taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction under the laws of which such Lender or such Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or any Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.14) such Lender or such Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) In addition, the Borrower shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").

          (c) The Borrower shall indemnify each Lender and each Agent for and hold it harmless against the full amount of Taxes or Other Taxes (including, without limitation, taxes of any kind imposed by any jurisdiction on amounts payable under this
Section 2.14) imposed on or paid by such Lender or such Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or such Agent (as the case may be) makes written demand therefor.

          (d) Within 30 days after the date of any payment of Taxes, the Borrower shall furnish to the Paying Agent, at its address referred to in Section 8.02, the original or a certified copy of a receipt evidencing such payment. In the case of any payment hereunder or under the Notes by or on behalf of the Borrower through an account or branch outside the United States or by or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no Taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Paying Agent, at such address, an opinion of counsel acceptable to the Paying Agent stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e), the terms "United States" and "United States person" shall have the meanings specified in
Section 7701 of the Internal Revenue Code.

          (e) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter as requested in writing by the Borrower (but only so long as such Lender remains lawfully able to do so), shall provide each of the Paying Agent and the Borrower with two original Internal Revenue Service forms W-8ECI or W-8BEN, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes. If the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided, however, that, if at the date of the Assignment and Acceptance pursuant to which a Lender assignee becomes a party to this Agreement, the Lender assignor was entitled to payments under subsection (a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form W-8ECI or W-8BEN, that the Lender reasonably considers to be confidential, the Lender shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

          (f) For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form described in Section 2.14(e) (other than if such failure is due to a change in law occurring subsequent to the date on which a form originally was required to be provided, or if such form otherwise is not required under subsection (e) above), such Lender shall not be entitled to indemnification under
Section 2.14(a) or (c) with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as the Lender shall reasonably request to assist the Lender to recover such Taxes.

          (g) Any Lender claiming any additional amounts payable pursuant to this Section 2.14 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Eurodollar Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

          SECTION 2.15. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances owing to it (other than pursuant to Section 2.04(b), 2.11, 2.14 or 8.04) in excess of its ratable share of payments on account of the Revolving Credit Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Revolving Credit Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

          SECTION 2.16. Extension of Termination Date. (a) At least 40 days but not more than 60 days prior to the Revolver Termination Date in effect at any time, the Borrower, by written notice to the Paying Agent, may request an extension of the Revolver Termination Date in effect at such time for a period of 364 days from its then scheduled expiration; provided, however, that the Borrower shall not have made the Term Loan Election prior to the then scheduled Revolver Termination Date. The Paying Agent shall promptly notify each Lender of such request, and each Lender shall in turn, in its sole discretion, not earlier than 30 days but at least 25 days prior to such Revolver Termination Date, notify the Borrower and the Paying Agent in writing as to whether such Lender will consent to such extension. If any Lender shall fail to notify the Paying Agent and the Borrower in writing of its consent to any such request for extension of the Revolver Termination Date at least 25 days prior to the scheduled occurrence thereof at such time, such Lender shall be deemed to be a Non-Consenting Lender with respect to such request. The Paying Agent shall notify the Borrower not later than 20 days prior to the scheduled Revolver Termination Date in effect at such time of the decision of the Lenders regarding the Borrower's request for an extension of the Revolver Termination Date.

          (b) If all of the Lenders consent in writing to any such request in accordance with subsection (a) of this Section 2.16, the Revolver Termination Date shall, effective as at the Revolver Termination Date otherwise in effect at such time (the "Extension Date"), be extended for a period of 364 days from such Extension Date; provided that on each Extension Date, no Default shall have occurred and be continuing, or shall occur as a consequence thereof and the giving of a request for extension shall constitute a representation and warranty by the Borrower that the representations and warranties contained in Section 4.01 are correct in all material respects on and as of the date of such notice and on such Extension Date, as though made on and as of such dates. If Lenders holding at least a majority in interest of the aggregate Commitments at such time consent in writing to any such request in accordance with subsection (a) of this Section 2.16, the Revolver Termination Date in effect at such time shall, effective as at the applicable Extension Date, be extended as to those Lenders that so consented (each a "Consenting Lender") but shall not be extended as to any other Lender (each a "Non-Consenting Lender"). To the extent that the Revolver Termination Date is not extended as to any Lender pursuant to this Section 2.16 and the Commitment of such Lender is not assumed in accordance with subsection (c) of this Section
2.16 on or prior to the applicable Extension Date, the Commitment of such Non-Consenting Lender shall automatically terminate in whole on such unextended Revolver Termination Date without any further notice or other action by the Borrower (other than payment in full of all principal, interest, fees and other amounts then owing to such Non-Consenting Lender on such unextended Revolver Termination Date), such Lender or any other Person; provided that such Non-Consenting Lender's rights under Sections 2.12, 2.13 and 8.04, and its obligations under Section 7.05, shall survive the Revolver Termination Date for such Lender as to matters occurring prior to such date. It is understood and agreed that no Lender shall have any obligation whatsoever to agree to any request made by the Borrower for any requested extension of the Revolver Termination Date.

          (c) If Lenders holding at least a majority in interest of the aggregate Commitments at any time consent to any such request pursuant to subsection (a) of this Section 2.16, the Borrower may arrange for one or more Consenting Lenders or other Eligible Assignees (each such Consenting Lender or Eligible Assignee that accepts an offer to assume a Non-Consenting Lender's Commitment as of the applicable Extension Date being an "Assuming Lender") to assume, effective as of the Extension Date, any Non-Consenting Lender's Commitment and all of the obligations of such Non-Consenting Lender under this Agreement thereafter arising, without recourse to or warranty by, or expense to, such Non-Consenting Lender; provided, however, that the amount of the Commitment of any such Assuming Lender as a result of such substitution shall in no event be less than $10,000,000 unless the amount of the Commitment of such Non-Consenting Lender is less than $10,000,000, in which case such Assuming Lender shall assume all of such lesser amount; and provided further that:

          (i) any such Consenting Lender or Assuming Lender shall have paid to such Non-Consenting Lender (A) the aggregate principal amount of, and any interest accrued and unpaid to the effective date of the assignment on, the outstanding Revolving Credit Advances, if any, of such Non-Consenting Lender plus (B) any accrued but unpaid facility fees or utilization fees owing to such Non-Consenting Lender as of the effective date of such assignment;

          (ii) all additional costs, reimbursements, expense reimbursements and indemnities payable to such Non-Consenting Lender, and all other accrued and unpaid amounts owing to such Non-Consenting Lender hereunder, as of the effective date of such assignment shall have been paid to such Non-Consenting Lender; and

          (iii) with respect to any such Assuming Lender, the applicable processing and recordation fee required under
     Section 8.07(a) for such assignment shall have been paid;

provided further that such Non-Consenting Lender's rights under Sections 2.11, 2.14 and 8.03, and its obligations under Section 7.05, shall survive such substitution as to matters occurring prior to the date of substitution. At least three Business Days prior to any Extension Date, (A) each such Assuming Lender, if any, shall have delivered to the Borrower and the Paying Agent an assumption agreement, in form and substance satisfactory to the Borrower and the Paying Agent (an "Assumption Agreement"), duly executed by such Assuming Lender, such Non-Consenting Lender, the Borrower and the Paying Agent, (B) any such Consenting Lender shall have delivered confirmation in writing satisfactory to the Borrower and the Paying Agent as to the increase in the amount of its Commitment and (C) each Non-Consenting Lender being replaced pursuant to this Section 2.16 shall have delivered to the Paying Agent any Note or Notes held by such Non-Consenting Lender. Upon the payment or prepayment of all amounts referred to in clauses
(i), (ii) and (iii) of the immediately preceding sentence, each such Assuming Lender, as of the Extension Date, will be substituted for such Non-Consenting Lender under this Agreement and shall be a Lender for all purposes of this Agreement, without any further acknowledgment by or the consent of the other Lenders, and the obligations of each such Non-Consenting Lender hereunder shall, by the provisions hereof, be released and discharged.

          (d) If Lenders holding a majority in interest of the aggregate Commitments (after giving effect to any assumptions pursuant to subsection (c) of this Section 2.16) consent in writing to a requested extension (whether by execution or delivery of an Assumption Agreement or otherwise) not later than one Business Day prior to such Extension Date, the Paying Agent shall so notify the Borrower, and, so long as no Default shall have occurred and be continuing as of such Extension Date, or shall occur as a consequence thereof, the Revolver Termination Date then in effect with respect to the Commitments of such Consenting Lenders and Assuming Lenders shall be extended for the 364-day period described in subsection (a) of this Section 2.16, and all references in this Agreement, and in the Notes, if any, to the "Revolver Termination Date" shall, with respect to each Consenting Lender and each Assuming Lender for such Extension Date, refer to the Revolver Termination Date as so extended, provided, however, that after giving effect to such extension the aggregate Commitments of the Consenting Lenders are greater than or equal to $200,000,001. Promptly following each Extension Date, the Paying Agent shall notify the Lenders (including, without limitation, each Assuming Lender) of the extension of the scheduled Revolver Termination Date in effect immediately prior thereto and shall thereupon record in the Register the relevant information with respect to each such Consenting Lender and each such Assuming Lender.

          SECTION 2.17.  Use of Proceeds.  The proceeds of the
Advances shall be available (and the Borrower agrees that it shall use such proceeds) solely for general corporate purposes of the Borrower and its Subsidiaries.

          SECTION 2.18. Defaulting Lenders. (a) If at any one time, (i) any Lender shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Advance to the Borrower and (iii) the Borrower shall be required to make any payment hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower may, so long as no Default shall occur or be continuing at such time and to the fullest extent permitted by applicable law: (x) replace such Lender with a Person that is an Eligible Assignee in accordance with the terms of Section 8.07 (and the Lender being so replaced shall take all action as may be necessary to assign its rights and obligations under this Agreement to such Eligible Assignee) and (y) set off and otherwise apply the Obligation of the Borrower to make such payment to or for the account of such Defaulting Lender against the obligation of such Defaulting Lender to make such Defaulted Advance. If on any date the Borrower shall so set off and otherwise apply its Obligation to make any such payment against the obligation of such Defaulting Lender to make any such Defaulted Advance on or prior to such date, the amount so set off and otherwise applied by the Borrower shall constitute for all purposes of this Agreement and the other Loan Documents an Advance by such Defaulting Lender made on such date under the Facility pursuant to which such Defaulted Advance was originally required to have been made pursuant to
Section 2.01. Such Advance shall be a Base Rate Advance and shall be considered, for all purposes of this Agreement, to comprise part of the Borrowing in connection with which such Defaulted Advance was originally required to have been made pursuant to Section 2.01, even if the other Advances comprising such Borrowing shall be Eurodollar Rate Advances on the date such Advance is deemed to be made pursuant to this subsection (a).
The Borrower shall notify the Paying Agent at any time the Borrower exercises its right of set-off pursuant to this subsection (a) and shall set forth in such notice (A) the name of the Defaulting Lender and the Defaulted Advance required to be made by such Defaulting Lender and (B) the amount set off and otherwise applied in respect of such Defaulted Advance pursuant to this subsection (a). Any portion of such payment otherwise required to be made by the Borrower to or for the account of such Defaulting Lender that is paid by the Borrower, after giving effect to the amount set off and otherwise applied by the Borrower pursuant to this subsection (a), shall be applied by the Paying Agent as specified in subsection (b) or (c) of this
Section 2.18.

          (b) If at any one time (i) any Lender shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Amount to the Paying Agent or any of the other Lenders and (iii) the Borrower shall make any payment hereunder or under any other Loan Document to the Paying Agent for the account of such Defaulting Lender, then the Paying Agent may, on its behalf or on behalf of such other Lenders and to the fullest extent permitted by applicable law, apply at such time the amount so paid by the Borrower to or for the account of such Defaulting Lender to the payment of each such Defaulted Amount to the extent required to pay such Defaulted Amount. If the Paying Agent shall so apply any such amount to the payment of any such Defaulted Amount on any date, the amount so applied by the Paying Agent shall constitute for all purposes of this Agreement and the other Loan Documents payment, to such extent, of such Defaulted Amount on such date. Any such amount so applied by the Paying Agent shall be retained by the Paying Agent or distributed by the Paying Agent to such other Lenders, ratably in accordance with the respective portions of such Defaulted Amounts payable at such time to the Paying Agent and such other Lenders and, if the amount of such payment made by the Borrower shall at such time be insufficient to pay all Defaulted Amounts owing at such time to the Paying Agent and the other Lenders, in the following order of priority:

          (i)  first, to the Paying Agent for any Defaulted
     Amount then owing to the Paying Agent; and

          (ii) second, to any other Lenders for any Defaulted
     Amounts then owing to such other Lenders, ratably in accordance with such respective Defaulted Amounts then owing to such other Lenders.

Any portion of such amount paid by the Borrower for the account of such Defaulting Lender remaining after giving effect to the amount applied by the Paying Agent pursuant to this subsection (b) shall be applied by the Paying Agent as specified in subsection (c) of this Section 2.18.

          (c) If at any one time (i) any Lender shall be a Defaulting Lender, (ii) such Defaulting Lender shall not owe a Defaulted Advance or a Defaulted Amount and (iii) the Borrower, the Paying Agent or any other Lender shall be required to pay or distribute any amount hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower or such other Lender shall pay such amount to the Paying Agent to be held by the Paying Agent, to the fullest extent permitted by applicable law, in escrow or the Paying Agent shall, to the fullest extent permitted by applicable law, hold in escrow such amount otherwise held by it. Any funds held by the Paying Agent in escrow under this subsection (c) shall be deposited by the Paying Agent in an account with Citibank, in the name and under the control of the Paying Agent, but subject to the provisions of this subsection (c). The terms applicable to such account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be Citibank's standard terms applicable to escrow accounts maintained with it. Any interest credited to such account from time to time shall be held by the Paying Agent in escrow under, and applied by the Paying Agent from time to time in accordance with the provisions of, this subsection (c). The Paying Agent shall, to the fullest extent permitted by applicable law, apply all funds so held in escrow from time to time to the extent necessary to make any Advances required to be made by such Defaulting Lender and to pay any amount payable by such Defaulting Lender hereunder and under the other Loan Documents to the Paying Agent or any other Lender, as and when such Advances or amounts are required to be made or paid and, if the amount so held in escrow shall at any time be insufficient to make and pay all such Advances and amounts required to be made or paid at such time, in the following order of priority:

          (i) first, to the Paying Agent for any amount then due and payable by such Defaulting Lender to the Paying Agent hereunder;

          (ii) second, to any other Lenders for any amount then due and payable by such Defaulting Lender to such other
     Lenders hereunder, ratably in accordance with such respective amounts then due and payable to such other
     Lenders; and

          (iii) third, to the Borrower for any Advance then required to be made by such Defaulting Lender pursuant to a Commitment of such Defaulting Lender.

In the event that such Defaulting Lender shall, at any time, cease to be a Defaulting Lender, any funds held by the Paying Agent in escrow at such time with respect to such Defaulting Lender shall be distributed by the Paying Agent to such Defaulting Lender and applied by such Defaulting Lender to the Obligations owing to such Lender at such time under this Agreement and the other Loan Documents ratably in accordance with the respective amounts of such Obligations outstanding at such time.

          (d) The rights and remedies against a Defaulting Lender under this Section 2.18 are in addition to other rights and remedies that the Borrower may have against such Defaulting Lender with respect to any Defaulted Advance and that the Paying Agent or any Lender may have against such Defaulting Lender with respect to any Defaulted Amount.

          SECTION 2.19. Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. The Borrower agrees that upon notice by any Lender to the Borrower (with a copy of such notice to the Paying Agent) to the effect that a promissory note or other evidence of indebtedness is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender, the Borrower shall promptly execute and deliver to such Lender a Note, payable to the order of such Lender in a principal amount equal to the Commitment of such Lender.

          (b) The Register maintained by the Paying Agent pursuant to Section 8.07 shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, and (iv) the amount of any sum received by the Paying Agent from the Borrower hereunder and each Lender's share thereof.

          (c) Notwithstanding anything to the contrary contained in this Agreement, entries made in good faith by the Paying Agent in the Register pursuant to subsection (b) above, and by each Lender in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement, absent manifest error; provided, however, that the failure of the Paying Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement.

          (d) References herein to Notes shall mean and be references to Revolving Credit Notes to the extent issued hereunder.

                           ARTICLE III

             CONDITIONS TO EFFECTIVENESS AND LENDING

          SECTION 3.01.  Conditions Precedent to Effectiveness of
Sections 2.01 and 2.03. Sections 2.01 and 2.03 of this Agreement shall become effective on and as of the first date (the
"Effective Date") on which the following conditions precedent have been satisfied:

          (a) There shall have occurred no Material Adverse Change since February 3, 2001. Nothing shall have come to the attention of the Lenders during the course of their due diligence investigation to lead them to believe that the Information Memorandum was or has become misleading, incorrect or incomplete in any material respect. Without limiting the generality of the foregoing, the Lenders shall have been given such access to the management, records, books of account, contracts and properties of the Borrower and its Subsidiaries as they shall have reasonably requested.

          (b) There shall exist no action, suit, investigation, litigation or proceeding affecting the Borrower or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) would be reasonably likely to have a Material Adverse Effect or
     (ii) purports to affect the legality, validity or enforceability of this Agreement or any Note or the consummation of the transactions contemplated hereby.

          (c)  All amounts owing under the Existing Credit
     Agreements shall have been paid in full in cash (or otherwise satisfied in accordance with the terms of the Five
     Year Credit Agreement) and all Commitments (as defined in the Existing Credit Agreements) shall have been terminated.

          (d) All governmental and third party consents and approvals necessary in connection with the transactions contemplated hereby shall have been obtained (without the imposition of any conditions that are not acceptable to the Lenders) and shall remain in effect, and no law or regulation shall be applicable in the reasonable judgment of the Lenders that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated hereby.

          (e) The Borrower shall have paid all accrued fees and expenses of the Agents (including the reasonable accrued fees and expenses of counsel to the Agents) and all accrued fees of the Lenders.

          (f) On the Effective Date, the following statements shall be true and the Paying Agent shall have received for the account of each Lender a certificate signed by a duly authorized officer of the Borrower, dated the Effective Date, stating that:

               (i) The representations and warranties contained in Section 4.01 are correct on and as of the Effective
          Date, and

               (ii) No event has occurred and is continuing that constitutes a Default.

          (g) The Paying Agent shall have received on or before the Effective Date the following, each dated such day, in form and substance satisfactory to the Paying Agent and (except for the Revolving Credit Notes) in sufficient copies for each Lender:

               (i) The Revolving Credit Notes to the order of each of the Lenders that have requested Revolving
          Credit Notes prior to the Effective Date.

               (ii) Certified copies of the resolutions of the Board of Directors of the Borrower approving this Agreement and the Notes, and of all documents (including, without limitation, charters and bylaws) evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Notes.

               (iii) A certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder.

               (iv) A favorable opinion of Jones, Day, Reavis & Pogue, counsel for the Borrower, substantially in the form of Exhibit E hereto and as to such other matters as any Lender through the Paying Agent may reasonably request.

               (v)  A favorable opinion of Dennis J. Broderick,
          General Counsel for the Borrower, in form and substance satisfactory to the Paying Agent.

               (vi) A favorable opinion of Shearman & Sterling, counsel for the Agents, in form and substance satisfactory to the Agents.

          SECTION 3.02. Conditions Precedent to Each Revolving Credit Borrowing and Extension Date. The obligation of each Lender to make a Revolving Credit Advance on the occasion of each Revolving Credit Borrowing and each extension of Commitments pursuant to Section 2.16 shall be subject to the conditions precedent that the Effective Date shall have occurred and on the date of such Revolving Credit Borrowing or the applicable Extension Date (a) the following statements shall be true (and each of the giving of the applicable Notice of Revolving Credit Borrowing request for Commitment Extension and the acceptance by the Borrower of the proceeds of such Revolving Credit Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing or such Extension Date such statements are true):

          (i)  the representations and warranties contained in
     Section 4.01 (except the representations set forth in the last sentence of subsection (e) thereof and in subsection
     (f)(i) thereof) are correct on and as of the date of such Borrowing or such Extension Date, before and after giving effect to such Borrowing and to the application of the proceeds therefrom or such Extension Date, as though made on and as of such date other than any such representations or warranties that, by their terms, refer to a specific date other than the date of such Borrowing or such Extension Date, in which case as of such specific date; and

          (ii) no event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom or such Extension Date, that constitutes a Default;

and (b) the Paying Agent shall have received such other approvals, opinions or documents as any Lender through the Paying
Agent may reasonably request.

          SECTION 3.03. Conditions Precedent to Each Competitive Bid Borrowing. The obligation of each Lender that is to make a Competitive Bid Advance on the occasion of a Competitive Bid Borrowing to make such Competitive Bid Advance as part of such Competitive Bid Borrowing is subject to the conditions precedent that (i) the Paying Agent shall have received the written confirmatory Notice of Competitive Bid Borrowing with respect thereto, (ii) on or before the date of such Competitive Bid
Borrowing, but prior to such Competitive Bid Borrowing, the Paying Agent shall have received a Competitive Bid Note payable to the order of such Lender for each of the one or more Competitive Bid Advances to be made by such Lender as part of such Competitive Bid Borrowing for each such Lender that shall have requested such Note prior to the date of such Competitive Bid Borrowing, in a principal amount equal to the principal amount of the Competitive Bid Advance to be evidenced thereby and otherwise on such terms as were agreed to for such Competitive Bid Advance in accordance with Section 2.03, and (iii) on the date of such Competitive Bid Borrowing the following statements shall be true (and each of the giving of the applicable Notice of Competitive Bid Borrowing and the acceptance by the Borrower of the proceeds of such Competitive Bid Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Competitive Bid Borrowing such statements are true):

          (a)   the  representations and warranties contained  in
     Section 4.01 (except the representations set forth in the last sentence of subsection (e) thereof and in subsection
     (f)(i) thereof) are correct on and as of the date of such Competitive Bid Borrowing, before and after giving effect to such Competitive Bid Borrowing and to the application of the proceeds therefrom, as though made on and as of such date other than any such representations or warranties that, by their terms, refer to a specific date other than the date of such Borrowing, in which case as of such specific date; and

          (b) no event has occurred and is continuing, or would result from such Competitive Bid Borrowing or from the application of the proceeds therefrom, that constitutes a Default.

          SECTION 3.04. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the date that the Borrower, by notice to the Lenders, designates as the proposed Effective Date, specifying its objection thereto. The Paying Agent shall promptly notify the Lenders of the occurrence of the Effective Date.

                           ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES

          SECTION 4.01.  Representations and Warranties of the
Borrower.  The Borrower represents and warrants as follows:

          (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

          (b) The execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents, and the consummation of the transactions contemplated hereby and thereby, are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Borrower's charter or by-laws or
     (ii) law or any contractual restriction binding on or affecting the Borrower.

          (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Borrower of this Agreement or any other Loan Document except for the authorizations, approvals, actions, notices and filings listed on Schedule 4.01(c) hereto, all of which have been duly obtained, taken, given or made and are in full force and effect.

          (d) This Agreement has been, and each of the other Loan Documents when delivered hereunder will have been, duly executed and delivered by the Borrower. This Agreement is, and each of the other Loan Documents when delivered hereunder will be, the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with their respective terms.

          (e) The Consolidated balance sheet of the Borrower and its Subsidiaries as at February 3, 2001, and the related Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the Fiscal Year then ended, accompanied by an opinion of KPMG Peat Marwick LLP, independent public accountants, and the Consolidated balance sheet of the Borrower and its Subsidiaries as at May 5, 2001, and the related Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the three months then ended, duly certified by the chief financial officer of the Borrower, copies of which have been furnished to each Lender, fairly present, subject, in the case of said balance sheet as at May 5, 2001, and said statements of income and cash flows for the three months then ended, to year-end audit adjustments, the Consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the Consolidated results of the operations of the Borrower and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles consistently applied. Since
     February 3, 2001, there has been no Material Adverse Change.

          (f) There is no pending or threatened action, suit, investigation, litigation or proceeding, including, without limitation, any Environmental Action, affecting the Borrower or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) would be reasonably likely to have a Material Adverse Effect or
     (ii) purports to affect the legality, validity or enforceability of this Agreement or any Note or the consummation of the transactions contemplated hereby.

          (g) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock other than Voting Stock of the Borrower in violation of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

          (h) The Borrower is not (i) an "investment company", within the meaning of the Investment Company Act of 1940, as amended or (ii) a "holding company", as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

          (i) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan that has resulted in or is reasonably expected to result in a material liability to the Borrower or any ERISA Affiliate.

          (j) As of the last annual actuarial valuation date, the funded current liability percentage, as defined in
     Section 302(d)(8) of ERISA, of each Plan exceeds 90% and there has been no material adverse change in the funding status of any such Plan since such date.

          (k) Neither the Borrower nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan that could be reasonably expected to result in a material liability of the Borrower or any ERISA Affiliate.

          (l) Neither the Borrower nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA which reorganization or termination could be reasonably expected to result in a material liability of the Borrower or any ERISA Affiliate, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA which reorganization or termination could be reasonably expected to result in a material liability of the Borrower or any ERISA Affiliate.

          (m) Except as set forth in the financial statements referred to in this Section 4.01 and in Section 5.01(h), the Borrower and its Subsidiaries have no material liability with respect to "expected post retirement benefit obligations" within the meaning of Statement of Financial Accounting Standards No. 106.


                            ARTICLE V

                    COVENANTS OF THE BORROWER

          SECTION 5.01.  Affirmative Covenants.  So long as any
Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will:

          (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such to include, without limitation, compliance with ERISA and Environmental Laws except, in any case, where the failure so to comply, either individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect.

          (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim (x) that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors and (y) if such non-payments, either individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect.

          (c) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates except where failure to maintain such insurance could not be reasonably expected to have a Material Adverse Effect.

          (d)  Preservation of Corporate Existence, Etc.
     Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory), permits, licenses, approvals, privileges and franchises, except, with respect to such rights, permits, licenses, approvals, and privileges, where the failure to do so could not be reasonably expected to have a Material Adverse Effect; provided, however, that the Borrower and its Subsidiaries may consummate any merger or consolidation permitted under Section 5.02(b) and provided further that neither the Borrower nor any of its Subsidiaries shall be required to preserve or maintain
     (i) the corporate existence of any Minor Subsidiary if the Board of Directors of the parent of such Minor Subsidiary, or an executive officer of such parent to whom such Board of Directors has delegated the requisite authority, shall determine that the preservation and maintenance thereof is no longer desirable in the conduct of the business of such parent and that the loss thereof is not disadvantageous in any material respect to the Borrower, such parent, the Agents or the Lenders or (ii) any right, permit, license, approval or franchise if the Board of Directors of the Borrower or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Borrower, such Subsidiary, the Agents or the Lenders.

          (e) Visitation Rights. At any reasonable time and from time to time, (i) permit any Agent or any of the Lenders or any agents or representatives thereof, (x) to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and (y) to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants, provided, however, that with respect to the Lenders and their rights described in clause (x) above, so long as no Event of Default shall have occurred and be continuing, such Lenders shall exercise rights at the same time (such time to be arranged by the Paying Agent with the Borrower) and (ii) take such action as may be necessary to authorize its independent certified public accountants to disclose to the Persons described in clause (i) above any and all financial statements and other information of any kind, including, without limitation, copies of any management letter, or the substance of any information that such accountants may have with respect to the business, financial condition or results of operations of the Borrower or any of its Subsidiaries.

          (f) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

          (g) Maintenance of Properties, Etc. Except as otherwise permitted pursuant to Section 5.02(e), or where the failure to do so, either individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect, maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

          (h)  Reporting Requirements.  Furnish to the Lenders:

               (i) as soon as available and in any event within 45 days after the end of each of the first three quarters of each Fiscal Year, Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, duly certified (subject to year-end audit adjustments) by the chief financial officer of the Borrower as having been prepared in accordance with generally accepted accounting principles and certificates of the chief financial officer of the Borrower as to compliance with the terms of this Agreement and setting forth in reasonable detail the then applicable Public Debt Ratings and Interest Coverage Ratio and the calculations necessary to demonstrate compliance with Section 5.03, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.03, a statement of reconciliation conforming such financial statements to GAAP;

               (ii) as soon as available and in any event within 90 days after the end of each Fiscal Year, a copy of the annual audit report for such year for the Borrower and its Subsidiaries, containing a Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Year and Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such Fiscal Year, in each case accompanied by an opinion acceptable to the Required Lenders by KPMG Peat Marwick LLP or other independent public accountants acceptable to the Required Lenders and certificates of the chief financial officer of the Borrower as to compliance with the terms of this Agreement and setting forth in reasonable detail the then applicable Public Debt Ratings and Interest Coverage Ratio and the calculations necessary to demonstrate compliance with Section 5.03, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.03, a statement of reconciliation conforming such financial statements to GAAP;

               (iii) as soon as possible and in any event within five days after any Responsible Officer becomes aware of the occurrence of each Default and each event, development or circumstance that has or could reasonably be expected to have a Material Adverse Effect in each case continuing on the date of such statement, a statement of the chief financial officer of the Borrower setting forth details of such Default, event, development or other circumstance (including, without limitation, the anticipated effect thereof) and the action that the Borrower has taken and proposes to take with respect thereto;

               (iv) promptly after the sending or filing thereof, copies of all reports that the Borrower sends to any of the holders of any class of its outstanding securities, and copies of all reports and registration statements (in the form in which such registration statements become effective), other than registration statements on Form S-8 or any successor form thereto, that the Borrower or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange;

               (v) promptly after the commencement thereof, notice of all actions and proceedings before any court, governmental agency or arbitrator affecting the Borrower or any of its Subsidiaries of the type described in Section 4.01(f);

               (vi) as soon as possible, and in any event within five Business Days after any change in the then applicable Public Debt Rating, a certificate of the chief financial officer of the Borrower setting forth such Public Debt Rating; and

               (vii) such other information respecting the business, condition (financial or otherwise), operations, properties or prospects of Borrower or any of its Subsidiaries as any Lender through either Administrative Agent may from time to time reasonably request.

          (i) Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under this Agreement with any of their Affiliates on terms that are fair and reasonable and no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate, other than, so long as no Default has occurred and is continuing, transactions in the ordinary course of business between or among the Borrower and any of its Subsidiaries if such transaction could not reasonably be expected to have a Material Adverse Effect.

          SECTION 5.02.  Negative Covenants.  So long as any
Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will not:

          (a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file, or permit any of its Subsidiaries to sign or file, under the Uniform Commercial Code of any jurisdiction, a financing statement that names the Borrower or any of its Subsidiaries as debtor, or sign, or permit any of its Subsidiaries to sign, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income, excluding, however, from the operation of the foregoing restrictions the following:

               (i)  Liens created under the Five Year Credit
               Agreement;

               (ii) Permitted Liens;

               (iii)     the Liens existing on the date hereof
          and described on Schedule 5.02(a) hereto;

               (iv) purchase money Liens upon or in real property or equipment acquired or held by the Borrower or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition, construction or improvement of any such property or equipment to be subject to such Liens, or Liens existing on any such property or equipment at the time of acquisition (other than any such Liens created in contemplation of such acquisition that were not incurred to finance the acquisition of such property or equipment), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that no such Lien shall extend to or cover any properties of any character other than the real property or equipment being acquired, constructed or improved (except that Liens incurred in connection with the construction or improvement of real property may extend to additional real property immediately contiguous to such property being constructed or improved) and no such extension, renewal or replacement shall extend to or cover any such properties not theretofore subject to the Lien being extended, renewed or replaced;

               (v) Liens arising in connection with Capitalized Leases permitted under Section 5.02(d)(vii); provided that no such Lien shall extend to or cover any assets other than the assets subject to such Capitalized Leases;

               (vi) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Borrower or any Subsidiary of the Borrower or becomes a Subsidiary of the Borrower; provided that such Liens (other than replacement Liens permitted under clause (xi) below) were not created in contemplation of such merger, consolidation or investment and do not extend to any assets other than those of the Person merged into or consolidated with the Borrower or such Subsidiary or acquired by the Borrower or such Subsidiary;

               (vii)     Liens on accounts receivable and other
          related assets arising solely in connection with the sale or other disposition of such accounts receivable pursuant to Section 5.02(e)(ii);

               (viii)    Liens securing Documentary L/Cs;
          provided that no such Lien shall extend to or cover any assets of the Borrower or any of its Subsidiaries other than the inventory (and bills of lading and other documents related thereto) being financed by any such Documentary L/C;

               (ix) Liens in respect of goods consigned to the Borrower or any of its Subsidiaries in the ordinary course of business; provided that such Liens are limited to the goods so consigned;

               (x) financing statements filed in the ordinary course of business solely for notice purposes in respect of operating leases and in-store retail licensing arrangements entered into in the ordinary course of business;

               (xi) Liens securing Debt incurred by the Borrower or its Subsidiaries, in an aggregate amount at any time outstanding not to exceed $250,000,000; and

               (xii) the replacement, extension or renewal of any Lien permitted by clause (iii), (v) or (vi) above upon or in the same property theretofore subject thereto or, in the case of Liens on real property and related personal property of the Borrower or any of its Subsidiaries, upon or in substitute property of like kind of the Borrower or such Subsidiary, as the case may be, determined in good faith by the Board of Directors of the Borrower or such Subsidiary to be of the same or lesser value than the property theretofore subject thereto, or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Debt secured thereby.

          (b) Mergers, Etc. Merge or consolidate with or into any Person, or permit any of its Material Subsidiaries to do so, except that (i) any Subsidiary of the Borrower may merge or consolidate with or into any other Subsidiary of the Borrower, (ii) any Subsidiary of the Borrower may merge into the Borrower and the Borrower may merge with any other Person so long as the Borrower is the surviving corporation and (iii) in connection with any acquisition, any Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it, so long as the Person surviving such merger shall be a Subsidiary of the Borrower, provided, in each case, that no Event of Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom.

          (c) Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in accounting policies or reporting practices, except as required or permitted by generally accepted accounting principles.

          (d) Subsidiary Debt. Permit any of its Subsidiaries to create, assume or suffer to exist, any Debt other than:

               (i) Debt owed to the Borrower or to a wholly owned Subsidiary of the Borrower;

               (ii) in the case of FDS Bank, Debt owed to the Borrower and incurred in connection with the financing of accounts receivable in an aggregate principal amount not to exceed $200,000,000 at any time outstanding;

               (iii) Debt existing on the Effective Date and described on Schedule 5.02(d) hereto (the "Existing Debt"), and any Debt extending the maturity of, or refunding or refinancing, in whole or in part, the Existing Debt, provided that the principal amount of such Existing Debt shall not be increased above the principal amount thereof outstanding immediately prior to such extension, refunding or refinancing, and the direct and contingent obligors therefor shall not be changed, as a result of or in connection with such extension, refunding or refinancing;

               (iv) Debt secured by Liens permitted by
          Section 5.02(a)(iv) aggregating not more than $75,000,000 at any one time outstanding;

               (v)  unsecured Debt incurred in the ordinary
          course of business aggregating for all of the Borrower's Subsidiaries not more than $150,000,000 at any one time outstanding;

               (vi) indorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

               (vii)     Capitalized Leases not to exceed in the
          aggregate $100,000,000 at any time outstanding;

               (viii) Debt secured by Liens permitted pursuant to Section 5.02(a)(xi);

               (ix) Debt incurred in connection with the sale or other disposition of accounts receivable pursuant to
          Section 5.02(e)(ii) arising in connection with the Receivables Financing Facility, including, without limitation, Debt consisting of indemnification obligations of the Borrower's Subsidiaries and the Borrower's guaranty thereof and Debt in respect of Hedge Agreements, provided that such Hedge Agreements shall be non-speculative in nature (including, without limitation, with respect to the term and purpose thereof);

               (x) Debt in respect of Documentary L/Cs in an aggregate face amount not to exceed $250,000,000 at any time; and

               (xi) Debt of any Person that becomes a Subsidiary of the Borrower after the date hereof that is existing at the time such Person becomes a Subsidiary of the Borrower (other than Debt incurred solely in contemplation of such Person becoming a Subsidiary of the Borrower) and any Debt extending the maturity of, or refunding or refinancing, such Debt, in whole or in part, provided that the principal amount of such Debt shall not be increased above the principal amount thereof outstanding immediately prior to such extension, refunding or refinancing, and the direct and contingent obligors therefor shall not be changed, as a result of or in connection with such extension, refunding or refinancing.

          (e) Sales, Etc. of Assets. Sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets or grant any option or other right to purchase, lease or otherwise acquire any assets, except (i) sales of assets for fair value, provided that the aggregate value of assets sold, leased, transferred or otherwise disposed of pursuant to this clause during the term of this Agreement shall not be greater than 20% of the value of the total Tangible Assets of the Borrower and its Subsidiaries on a Consolidated basis as of February 3, 2001 (as shown on the Consolidated balance sheet of the Borrower and its Subsidiaries on such date), and (ii) the sale or other disposition of accounts receivable and related charge accounts in the ordinary course of business of the Borrower and its Subsidiaries pursuant to the Receivables Financing Facility and the sale of certain accounts receivable to General Electric Capital Corporation.

          (f) Change in Nature of Business. Make, or permit any of its Subsidiaries to make, any material change in the nature of its business as carried on at the date hereof, except where such change could not be reasonably expected to have a Material Adverse Effect.

          SECTION 5.03.  Financial Covenants.  So long as any
Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will:

          (a) Leverage Ratio. Maintain at the end of each Measurement Period a Leverage Ratio not greater than 0.62 to 1.0.

          (b) Interest Coverage Ratio. Maintain at the end of each Measurement Period an Interest Coverage Ratio of at least 3.25 to 1.0.


                           ARTICLE VI

                        EVENTS OF DEFAULT

          SECTION 6.01.  Events of Default.  If any of the
following events ("Events of Default") shall occur and be continuing:

          (a) The Borrower shall fail to pay any principal of any Advance when the same becomes due and payable; or the Borrower shall fail to pay any interest on any Advance or make any other payment of fees or other amounts payable under any Loan Document within three Business Days after the same becomes due and payable; or

          (b) Any representation or warranty made by the Borrower herein (or any of its officers) in connection with this Agreement shall prove to have been incorrect in any material respect when made; or

          (c) (i) The Borrower shall fail to perform or observe any term, covenant or agreement contained in
     Section 5.01(d), (e), (h) or (i), 5.02 (other than, with respect to Section 5.01(h) and 5.02(a), to the extent described in clause (ii) below) or 5.03, or (ii) the Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.02(a) (solely with respect to the imposition of non-consensual Liens) or
     Section 5.01(h)(i) or (ii) if such failure shall remain unremedied for 10 days or (iii) the Borrower shall fail to perform any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 20 days after the earlier of the date on which (A) a Responsible Officer of the Borrower becomes aware of such failure or (B) written notice thereof shall have been given to the Borrower by the Paying Agent or any Lender; or

          (d) The Borrower or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Debt that is outstanding in a principal or notional amount of at least $75,000,000 (or its equivalent in any Alternative Currency) in the aggregate (but excluding Debt outstanding hereunder) of the Borrower or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

          (e) The Borrower or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

          (f) Any judgment or order for the payment of money in excess of $100,000,000 (or its equivalent in any Alternative Currency) shall be rendered against the Borrower or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 20 consecutive Business Days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall only be an Event of Default under this Section 6.01(f) if and to the extent that the amount of such judgment or order not covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof exceeds $100,000,000 so long as such insurer, which shall be rated at least "A" by A.M. Best Company, has been notified of, and has not disputed the claim made for payment of, the amount of such judgment or order; or

          (g) Any non-monetary judgment or order shall be rendered against the Borrower or any of its Subsidiaries that could be reasonably expected to have a Material Adverse Effect, and there shall be any period of 20 consecutive Business Days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (h) (i) Any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of the Borrower (or other securities convertible into such Voting Stock) representing 50% or more of the combined voting power of all Voting Stock of the Borrower; or (ii) during any period of up to 24 consecutive months, commencing before or after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of the Borrower (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Borrower was approved by a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) shall cease for any reason to constitute a majority of the board of directors of the Borrower; or (iii) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the power to exercise, directly or indirectly, control over the management and policies of the Borrower; or

          (i) any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Borrower and its ERISA Affiliates related to such ERISA Event) exceeds $75,000,000; or

          (j) the Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower and its ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $75,000,000 or requires payments exceeding $10,000,000 per annum; or

          (k) the Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Borrower and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $10,000,000; or

          (l) any provision of any Loan Document after delivery thereof pursuant to Section 3.01 shall for any reason cease to be valid and binding on or enforceable against the Borrower, or the Borrower shall so state in writing;

then, and in any such event, the Paying Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the United States Bankruptcy Code, (A) the obligation of each Lender to make Advances shall automatically be terminated and (B) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                           ARTICLE VII

                           THE AGENTS

          SECTION 7.01. Authorization and Action. Each Lender hereby appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to such Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), no Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that no Agent shall be required to take any action that exposes such Agent to personal liability or that is contrary to this Agreement or applicable law. Each Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

          SECTION 7.02. Agent's Reliance, Etc. No Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each Agent: (i) may treat the payee of any Note as the holder thereof until the Paying Agent receives and accepts an Assumption Agreement entered into by an Assuming Lender as provided in Section 2.16, or an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 8.07; (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents;
(iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram or telex) believed by it to be genuine and signed or sent by the proper party or parties.

          SECTION 7.03. Citibank, Chase and Affiliates. With respect to their Commitments, the Advances made by them and the
Note issued to them, Citibank and Chase shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though they were not the Agents; and the terms "Lender" or "Lenders" and "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Citibank and Chase in their individual capacities. Citibank, Chase and their Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Borrower, any of its Subsidiaries and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if Citibank and Chase were not the Agents and without any duty to account therefor to the Lenders.

          SECTION 7.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

          SECTION 7.05. Indemnification. Each Lender (other than the Designated Bidders) severally agrees to indemnify the Agents, the Syndication Agent and each Documentation Agent (to the extent not promptly reimbursed by the Borrower) from and against such Lender's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits or costs or reasonable expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent, Syndication Agent or Documentation Agent, as the case may be, in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Agent, Syndication Agent or Documentation Agent, as the case may be, under the Loan Documents; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of any Agent, Syndication Agent or Documentation Agent, as the case may be. Without limitation of the foregoing, each Lender (other than the Designated Bidders) agrees to reimburse each Agent, Syndication Agent and Documentation Agent, as the case may be, promptly upon demand for its ratable share of any reasonable costs and expenses (including, without limitation, reasonable fees and expenses of counsel) payable by the Borrower under Section 8.04, to the extent that such Agent, Syndication Agent or Documentation Agent, as the case may be, is not promptly reimbursed for such costs and expenses by the Borrower. For purposes of this Section 7.05(a), the Lender Parties' respective ratable shares of any amount shall be determined, at any time, according to the sum of (a) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lenders, and (b) their respective Unused Revolving Credit Commitments at such time. In the event that any Defaulted Advance shall be owing by any Defaulting Lender at any time, such Lender's Commitment with respect to the Facility under which such Defaulted Advance was required to have been made shall be considered to be unused for purposes of this Section 7.05(a) to the extent of the amount of such Defaulted Advance. The failure of any Lender to reimburse any Agent, Syndication Agent or Documentation Agent, as the case may be, promptly upon demand for its ratable share of any amount required to be paid by the Lenders to any Agent, Syndication Agent or Documentation Agent, as the case may be, as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse such Agent, Syndication Agent or Documentation Agent, as the case may be, for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse such Agent, Syndication Agent or Documentation Agent, as the case may be, for such other Lender's ratable share of such amount.
Without prejudice to the survival of any other agreement of any Lender hereunder, the agreement and obligations of each Lender contained in this Section 7.05(a) shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

          SECTION 7.06. Successor Agents. Either Administrative Agent or the Paying Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent or Paying Agent, as the case may be, subject, so long as no Default shall have occurred and be continuing, to the consent of the Borrower (which consent shall not be unreasonably withheld or delayed). If no successor Administrative Agent or Paying Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's or Paying Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent or Paying Agent, then the retiring Administrative Agent or Paying Agent may, on behalf of the Lenders, appoint a successor Administrative Agent or Paying Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $1,000,000,000. Upon the acceptance of any appointment as Administrative Agent or Paying Agent hereunder by a successor Administrative Agent or Paying Agent, such successor Administrative Agent or Paying Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent or Paying Agent, and the retiring Administrative Agent or Paying Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's or Paying Agent's resignation or removal hereunder as Administrative Agent or Paying Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or Paying Agent under this Agreement.

          SECTION 7.07. Other Agents. Each Lender and the Borrower hereby acknowledge that neither the syndication agent, the documentation agent nor any other Lender designated as any "Agent" (other than the Agent) on the cover page or the signature pages hereof has any liability hereunder other than in its capacity as a Lender.

                          ARTICLE VIII

                          MISCELLANEOUS

          SECTION 8.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Revolving Credit Notes, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders (other than the Designated Bidders and other than any Lender that is, at such time, a Defaulting Lender), do any of the following: (a) waive any of the conditions specified in Section 3.01, (b) increase the Commitments of the Lenders or subject the Lenders to any additional obligations, (c) reduce the principal of, or interest on, the Revolving Credit Notes or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Revolving Credit Notes or any fees or other amounts payable hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Revolving Credit Notes, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder or (f) amend this
Section 8.01; and provided, however, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agents or the Paying Agent, as the case may be, in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agents or Paying Agent, as the case may be, under this Agreement or any Note.

          SECTION 8.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic or telex communication) and mailed, telecopied, telegraphed, telexed or delivered, if to the Borrower, at its address at 7 West Seventh Street, Cincinnati, Ohio 45202, Attention: Chief Financial Officer, with a copy to General Counsel; if to any Initial Lender, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; and if Citibank in its capacity as Paying Agent or Administrative Agent, at its address at 2 Penns Way, Suite 200, New Castle, Delaware 19720, Attention: Tim Card, Loan Syndications; or, as to the Borrower, the Paying Agent or such Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Paying Agent. All such notices and communications shall, (a) when mailed, be effective three Business Days after the same is deposited in the mails, (b) when mailed for next day delivery by a reputable freight company or reputable overnight courier service, be effective one Business Day thereafter, and (c) when sent by telegraph, telecopier or telex, be effective when the same is confirmed by telephone, telecopier confirmation or return telecopy or telex answerback, respectively, except that notices and communications to the Paying Agent pursuant to Article II, III or VII shall not be effective until received by the Paying Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

          SECTION 8.03. No Waiver; Remedies. No failure on the part of any Lender or any Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 8.04. Costs and Expenses. (a) The Borrower agrees to pay on demand all costs and expenses of the Paying Agent and the Administrative Agents in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents and the other documents to be delivered hereunder, including, without limitation, (A) all due diligence, syndication (including printing, distribution and bank meetings), transportation, computer, duplication, appraisal, consultant, and audit expenses and (B) the reasonable fees and expenses of counsel for the Paying Agent and the Administrative Agents with respect thereto and with respect to advising the Paying Agent and the Administrative Agents as to their rights and responsibilities under this Agreement. The Borrower further agrees to pay on demand all costs and expenses of the Paying Agent, the Administrative Agents and the Lenders, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of the Loan Documents and the other documents to be delivered hereunder, including, without limitation, reasonable fees and expenses of counsel for the Paying Agent, the Administrative Agents and each Lender in connection with the enforcement of rights under this
Section 8.04(a).

          (b) The Borrower agrees to indemnify and hold harmless the Agents and each Lender and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the Loan Documents, any of the transactions contemplated thereby or the actual or proposed use of the proceeds of the Advances or (ii) the actual or alleged presence of Hazardous Materials on any property of the Borrower or any of its Subsidiaries or any Environmental Action relating in any way to the Borrower or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 8.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. The Borrower also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Borrower or any of its security holders or creditors arising out of, related to or in connection with the Facilities, the actual or proposed use of the Advances, the Loan Documents or any of the transactions contemplated thereby, except
(a) to the extent that such liability is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct and (b) for direct, as opposed to consequential, damages for breach of the Indemnified Parties' obligations hereunder.

          (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance or LIBO Rate Advance is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.08(d) or (e), 2.10 or 2.12, acceleration of the maturity of the Notes pursuant to
Section 6.01 or for any other reason, or by an Eligible Assignee to a Lender other than on the last day of the Interest Period for such Advance upon an assignment of rights and obligations under this Agreement pursuant to Section 8.07 as a result of a demand by the Borrower pursuant to Section 8.07(a), the Borrower shall, upon demand by such Lender (with a copy of such demand to the Paying Agent), pay to the Paying Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

          (d) If the Borrower fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, reasonable fees and expenses of counsel and indemnities, such amount may be paid on behalf of the Borrower by the Paying Agent or any Lender, in its sole discretion.

          (e) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in Sections 2.11, 2.14 and
8.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes.

          SECTION 8.05. Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and
(ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Agents to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Note held by such Lender, whether or not such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender and its Affiliates may have.

          SECTION 8.06. Binding Effect. This Agreement shall become effective (other than Sections 2.01 and 2.03, which shall only become effective upon satisfaction of the conditions precedent set forth in Section 3.01) when it shall have been executed by the Borrower and the Agents and when the Paying Agent shall have been notified by each Initial Lender that such Initial Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agents and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

          SECTION 8.07.  Assignments, Designations and
Participations. (a) Each Lender (other than the Designated Bidders) may, and if demanded by the Borrower (following a demand by such Lender pursuant to Section 2.11) upon at least ten Business Days' notice to such Lender and the Paying Agent will, assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Revolving Credit Advances owing to it and the Revolving Credit Note or Notes held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement (other than any right to make Competitive Bid Advances, Competitive Bid Advances owing to it and Competitive Bid Notes), (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof, (iii) each such assignment shall be to an Eligible Assignee, (iv) each such assignment made as a result of a demand by the Borrower pursuant to this Section 8.07(a) shall be arranged by the Borrower after consultation with the Paying Agent and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement, (v) no Lender shall be obligated to make any such assignment as a result of a demand by the Borrower pursuant to this Section 8.07(a) unless and until such Lender shall have received one or more payments from either the Borrower or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement, and (vi) the parties to each such assignment shall execute and deliver to the Paying Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Revolving Credit Note subject to such assignment and a processing and recordation fee of $3,500.

          (b) Upon the execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

          (c) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under any Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon any Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agents to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agents by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

          (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Revolving Credit Note or Notes, if any, subject to such assignment, the Paying Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice and if so requested by the assignee, the Borrower, at its own expense, shall execute and deliver to the Paying Agent in exchange for the surrendered Revolving Credit Note a new Note to the order of such assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder and so requests, a new Revolving Credit Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Revolving Credit Note or Notes, if any, shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Revolving Credit Note or Notes, if any, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto.

          (e) Each Lender (other than the Designated Bidders) may designate one or more banks or other entities to have a right to make Competitive Bid Advances as a Lender pursuant to
Section 2.03; provided, however, that (i) no such Lender shall be entitled to make more than two such designations, (ii) each such Lender making one or more of such designations shall retain the right to make Competitive Bid Advances as a Lender pursuant to
Section 2.03, (iii) each such designation shall be to a Designated Bidder and (iv) the parties to each such designation shall execute and deliver to the Paying Agent, for its acceptance and recording in the Register, a Designation Agreement. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Designation Agreement, the designee thereunder shall be a party hereto with a right to make Competitive Bid Advances as a Lender pursuant to
Section 2.03 and the obligations related thereto.

          (f) By executing and delivering a Designation Agreement, the Lender making the designation thereunder and its designee thereunder confirm and agree with each other and the other parties hereto as follows: (i) such Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other instrument or document furnished pursuant hereto; (ii) such Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under any Loan Document or any other instrument or document furnished pursuant hereto; (iii) such designee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Designation Agreement; (iv) such designee will, independently and without reliance upon any Agent, such designating Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such designee confirms that it is a Designated Bidder; (vi) such designee appoints and authorizes the Agents to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agents by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such designee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

          (g) Upon its receipt of a Designation Agreement executed by a designating Lender and a designee representing that it is a Designated Bidder, the Paying Agent shall, if such Designation Agreement has been completed and is substantially in the form of Exhibit D hereto, (i) accept such Designation Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower.

          (h) The Paying Agent shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance and each Designation Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and, with respect to Lenders other than Designated Bidders, the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Paying Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (i) Each Lender may sell participations to one or more banks or other entities (other than the Borrower or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement or any Note, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation.

          (j) Any Lender may, in connection with any assignment, designation or participation or proposed assignment, designation or participation pursuant to this Section 8.07, disclose to the assignee, designee or participant or proposed assignee, designee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, the assignee, designee or participant or proposed assignee, designee or participant shall agree to preserve the confidentiality of any Confidential Information relating to the Borrower received by it from such Lender.

          (k) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

          SECTION 8.08.  Confidentiality.   None of the Agents or
any Lender shall disclose any Confidential Information to any Person without the written consent of the Borrower, other than
(a) to such Agent's or such Lender's Affiliates to whom disclosure is required to enable any such Agent or Lender to perform its obligations under this Agreement or in connection with the administration or monitoring of the Loan Documents by such Agent or Lender and their officers, directors, employees, agents, representatives and advisors and to actual or prospective Eligible Assignees and participants, and that, in each case, are advised of the confidential nature of such Confidential Information, (b) as required by any law, rule or regulation or judicial process, (c) to any rating agency when required by it in connection with the Competitive Bid Advances made by, and the rating of, any Designated Bidder, provided that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information received by it from such Lender and (d) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking.

          SECTION 8.09.  Governing Law.  This Agreement and the
Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

          SECTION 8.10. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 8.11. Judgment. (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder or under the Notes in any currency (the "Original Currency") into another currency (the "Other Currency") the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Paying Agent could purchase the Original Currency with the Other Currency at 9:00 A.M. (New York City time) on the first Business Day preceding that on which final judgment is given.

          (b) The obligation of the Borrower in respect of any sum due in the Original Currency from it to any Lender or the Paying Agent hereunder shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Paying Agent (as the case may be) of any sum adjudged to be so due in such Other Currency such Lender or the Paying Agent (as the case may be) may in accordance with normal banking procedures purchase Dollars with such Other Currency; if the amount of the Original Currency so purchased is less than the sum originally due to such Lender or the Paying Agent (as the case may be) in the Original Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Paying Agent (as the case may be) against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due to any Lender or the Paying Agent (as the case may be) in the Original Currency, such Lender or the Paying Agent (as the case may be) agrees to remit to the Borrower such excess.

          SECTION 8.12. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the Notes, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or the Notes in the courts of any jurisdiction.

          (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Notes in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          SECTION 8.13. Waiver of Jury Trial. Each of the Borrower, the Agents and the Lenders hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the Notes or the actions of any Agent or any Lender in the negotiation, administration, performance or enforcement thereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                          THE BORROWER



                          FEDERATED DEPARTMENT STORES, INC.

                          By:  /s/ Karen M. Hoguet
                             Title:  Senior Vice President and
                          Chief Financial Officer



                          CITIBANK, N.A.,
                            as an Administrative Agent and as
                          Paying Agent

                          By:  /s/ Steven R. Victorin
                             Title:  Vice President



                          THE CHASE MANHATTAN BANK,
                            as an Administrative Agent

                          By:  /s/ _________________
                             Title:  Vice President



                          THE INITIAL LENDERS



                          Lead Arrangers

                          CITIBANK, NA.

                          By:  /s/ Steven R. Victorin
                             Title:  Vice President



                          THE CHASE MANHATTAN BANK

                          By:  /s/ Barry K. Bergman
                             Title:  Vice President



                          Syndication Agent

                          FLEET NATIONAL BANK

                          By:  /s/ Judith C.E. Kelly
                             Title:  Director



                          Documentation Agents

                          BANK OF AMERICA, N.A.

                          By:  /s/ Amy Krovocheck
                             Title:  Vice President



                          THE BANK OF NEW YORK

                          By:  /s/ William Barnum
                             Title:  Vice President



                          CREDIT SUISSE FIRST BOSTON

                          By:  /s/ Bill O'Daly
                             Title:  Vice President

                          By:  /s/ Kristin Lepri
                             Title:  Assistant Vice President



                          Senior Managing Agents

                          BANK ONE, NA

                          By:  /s/ Catherine A. Muszynski
                             Title:  Vice President



                          FIRSTAR BANK, N.A.

                          By:  /s/ Derek S. Roudebush
                             Title:  Vice President



                          PNC BANK, NATIONAL ASSOCIATION

                          By:  /s/ Bruce A. Kintner
                             Title:  Vice President



                          Managing Agents

                          THE FIFTH THIRD BANK

                          By:  /s/ Christine L. Wagner
                             Title:  Assistant Vice President



                          MELLON BANK, N.A.

                          By:  /s/ Louis E. Flori
                             Title:  Vice President



                          SUMITOMO MITSUI BANKING CORPORATION

                          By:  /s/ John H. Kemper
                             Title:  Senior Vice President



                          Lenders

                          ALLFIRST BANK

                          By:  /s/ Robert M. Beaver
                             Title:  Senior Vice President



                          BANCA NAZIONALE DEL LAVORO S.P.A., NEW
                          YORK BRANCH

                          By:  /s/ Juan J. Cortes
                             Title:  Vice President

                          By:  /s/ Leonardo Valentini
                             Title:  First Vice President



                          FIRST UNION NATIONAL BANK

                          By:  /s/ Margaret Gibbins
                             Title:  Senior Vice President



                          STANDARD CHARTERED BANK

                          By:  /s/ Shafiq Ur Rahman
                             Title:  Senior Vice President

                          By:  /s/ Jamin K. Hill
                             Title:  Senior Vice President



                          WELLS FARGO BANK, N.A.

                          By:  /s/ James Heinz
                             Title:  Vice President

                          By:  /s/ Melissa Nachman
                             Title:  Vice President



                           SCHEDULE I

           COMMITMENTS AND APPLICABLE LENDING OFFICES



       Name of Initial    Revolving    Domestic Lending  Eurodollar Lending
       Lender               Credit          Office             Office
                          Commitment
       Allfirst Bank      $5,000,000  Credit:             Credit:
                                      25 S. Charles       25 S. Charles
                                     Street              Street
                                     Baltimore, MD       Baltimore, MD
                                     21201               21201
                                     Attn:  John         Attn:  Sean
                                     Serocca             Fitzgerald
                                     Phone:  (410) 244-  Phone:  (410) 244-
                                     4852                4575
                                     Fax:  (410) 545-    Fax:  (410) 545
                                     2047                2079
                                     Administrative:     Administrative:
                                     25 S. Charles       25 S. Charles
                                     Street              Street
                                     Baltimore, MD       Baltimore, MD
                                     21201               21201
                                     Attn:  John         Attn:  Sean
                                     Serocca             Fitzgerald
                                     Phone:  (410) 244-  Phone:  (410) 244-
                                     4852                4575
                                     Fax:  (410) 545-    Fax:  (410) 545-
                                     2047                2079

       Banca Nazionale    $6,250,000  Credit:             Credit:
       del Lavoro                     25 West 51st        25 West 51st
                                      Street              Street
                                      New York, NY        New York, NY
                                     10019               10019
                                     Attn: Juan Cortes   Attn: Juan Cortes
                                     Phone: (212) 314-   Phone: (212) 314-
                                     0295                0295
                                     Fax: (212) 765-     Fax: (212) 765-
                                     2978                2978
                                     Administrative:     Administrative:
                                     Attn: Anna          Attn: Anna
                                     Hernandez           Hernandez
                                     Phone: (212) 314-   Phone: (212) 314-
                                     0679                0679
                                     Fax: (212) 765-     Fax: (212) 765-
                                     2978                2978

       Bank of America,  $33,750,000  Credit:             Credit:
       N.A.                           901 Main St, 67th   901 Main St, 67th
                                     Floor               Floor
                                     Dallas, TX  75202   Dallas, TX  75202
                                     Attn: Amy           Attn: Amy
                                     Krovocheck          Krovocheck
                                     Phone: (214) 209-   Phone: (214) 209-
                                     0193                0193
                                     Fax: (214) 209-     Fax: (214) 209-
                                     0980                0980
                                     Administrative:     Administrative:
                                     1850 Gateway Blvd.  1850 Gateway Blvd.
                                     Concord, CA 94520-  Concord, CA 94520-
                                     3282                3282
                                     Attn:  G.K.         Attn:  G.K.
                                     Lapitan             Lapitan
                                     Phone:  (925) 675-  Phone:  (925) 675-
                                     8205                8205
                                     Fax:  (925) 969-    Fax:  (925) 969-
                                     2852                2852
       The Bank of New   $33,750,000  Credit:             Credit:
       York                           One Wall Street,    One Wall Street,
                                     8th Floor           8th Floor
                                     New York, NY        New York, NY
                                     10286               10286
                                     Attn: Clarence      Attn: Clarence
                                     Burleigh            Burleigh
                                     Phone: (212) 635-   Phone: (212) 635-
                                     7867                7867
                                     Fax: (212) 635-     Fax: (212) 635-
                                     1483                1483
                                     Administrative:     Administrative:
                                     One Wall Street,    One Wall Street,
                                     8th Floor           8th Floor
                                     New York, NY        New York, NY
                                     10286               10286
                                     Attn:  Susan        Attn:  Susan
                                     Baratta             Baratta
                                     Phone:  (212) 635-  Phone:  (212) 635-
                                     6761                6761
                                     Fax:  (212) 635-    Fax:  (212) 635-
                                     6397                6397
       Bank One, NA      $21,250,000  Credit:             Credit:
                                     1 Bank One Plaza    1 Bank One Plaza
                                     Suite ILI0086       Suite ILI0086
                                     Chicago, IL  60670  Chicago, IL  60670
                                     Attn:  Paul Rigby   Attn:  Paul Rigby
                                     Phone:  (312) 732-  Phone:  (312) 732-
                                     6132                6132
                                     Fax:  (312) 336-    Fax:  (312) 336-
                                     4380                4380
                                     Administrative:     Administrative:
                                     1 Bank One Plaza    1 Bank One Plaza
                                     Suite ILI0086       Suite ILI0086
                                     Chicago, IL  60670  Chicago, IL  60670
                                     Attn:  Tess Siao    Attn:  Tess Siao
                                     Phone:  (312) 732-  Phone:  (312) 732-
                                     8705                8705
                                     Fax:  (312) 336-    Fax:  (312) 336-
                                     2715                2715
       The Chase         $50,000,000  Credit:             Credit:
       Manhattan Bank                 270 Park Avenue,    270 Park Avenue,
                                     48th Fl.            48th Fl.
                                     New York, NY        New York, NY
                                     10017               10017
                                     Attn: Barry         Attn: Barry
                                     Bergman             Bergman
                                     Phone: (212) 270-   Phone: (212) 270-
                                     0203                0203
                                     Fax: (212) 270-     Fax: (212) 270-
                                     5646                5646
                                     Administrative:     Administrative:
                                     1 Chase Manhattan   1 Chase Manhattan
                                     Plaza               Plaza
                                     8th Floor           8th Floor
                                     New York, NY        New York, NY
                                     10081               10081
                                     Attn:  Amy          Attn: Amy Labinger
                                     Labinger            Phone:  (212) 552-
                                     Phone:  (212) 552-  4025
                                     4025                Fax:  (212) 552-
                                     Fax:  (212) 552-    7500
                                     7500
       Citibank, N.A.    $50,000,000  Credit:             Credit:
                                     388 Greenwich       388 Greenwich
                                     Street              Street
                                     New York, NY 10013  New York, NY 10013
                                     Attn: Robert Snell  Attn: Robert Snell
                                     Phone: (212) 816-   Phone: (212) 816-
                                     Fax: (212) 793-     Fax: (212) 793-
                                     7585                7585
                                     Administrative:     Administrative:
                                     2 Penns Plaza       2 Penns Plaza
                                     Suite 200           Suite 200
                                     New Castle, DE      New Castle, DE
                                     19720               19720
                                     Attn: Tim Card      Attn: Tim Card
                                     Phone: (718) 248-   Phone: (718) 248-
                                     4536                4536
                                     Fax: (718) 248-     Fax: (718) 248-
                                     4844                4844
       Credit Suisse     $33,750,000$ Credit:             Credit:
       First Boston                   11 Madison Ave.,    11 Madison Ave.,
                                      19th Fl.            19th Fl.
                                      New York, NY        New York, NY
                                      10010               10010
                                     Attn: William       Attn: William
                                     O'Daly              O'Daly
                                     Phone: (212) 325-   Phone: (212) 325-
                                     1986                1986
                                     Fax: (212) 325-     Fax: (212) 325-
                                     8314                8314
                                     Administrative:     Administrative:
                                     11 Madison Ave.     11 Madison Ave.
                                     New York, NY        New York, NY
                                     10010               10010
                                     Attn:  Ronald       Attn:  Ronald
                                     David               David
                                     Phone: (212) 325-   Phone: (212) 325-
                                     1865                1865
                                     Fax:  (212) 335-    Fax:  (212) 335-
                                     0593                0593
       The Fifth-Third   $18,750,000  Credit:             Credit:
       Bank                           38 Fountain Square  38 Fountain Square
                                      Plaza               Plaza
                                      Cincinnati, OH      Cincinnati, OH
                                      45263               45263
                                     Attn:  Christine    Attn:  Christine
                                     Wagner              Wagner
                                     Phone:  (513) 744-  Phone:  (513) 744-
                                     7348                7348
                                     Fax:  (513) 744-    Fax:  (513) 744-
                                     5947                5947
                                     Administrative:     Administrative:
                                     38 Fountain Square  38 Fountain Square
                                     Plaza               Plaza
                                     Cincinnati, OH      Cincinnati, OH
                                     45263               45263
                                     Attn:  Jennifer     Attn:  Jennifer
                                     Pund                Pund
                                     Phone:  (513) 579-  Phone:  (513) 579-
                                     5389                5389
                                     Fax:  (513) 744-    Fax:  (513) 744-
                                     5947                5947
       First Union       $12,500,000  Credit:             Credit:
       National Bank                  Widener Building,   Widener Building,
                                      12th Floor          12th Floor
                                     One South Penn      One South Penn
                                     Square              Square
                                     Philadelphia, PA    Philadelphia, PA
                                     19107               19107
                                     Attn: Beth Kmiec    Attn: Beth Kmiec
                                     Phone: (215) 786-   Phone: (215) 786-
                                     3838                3838
                                     Fax: (215) 786      Fax: (215) 786
                                     1877                1877
                                     Administrative:     Administrative:
                                     201 South College   201 South College
                                     Street              Street
                                     17th Floor          17th Floor
                                     Charlotte, NC       Charlotte, NC
                                     28288-1183          28288-1183
                                     Attn: Lisa VanNote  Attn: Lisa VanNote
                                     Phone: (704) 374-   Phone: (704) 374-
                                     4282                4282
                                     Fax: (704) 383-     Fax: (704) 383-
                                     7999                7999
       Firstar Bank,     $21,250,000  Credit:             Credit:
       N.A.                           425 Walnut Street,  425 Walnut Street,
                                      ML: 8160            ML: 8160
                                      Cincinnati, OH      Cincinnati, OH
                                      45202               45202
                                     Attn: Derek         Attn: Derek
                                     Roudebush           Roudebush
                                     Phone: (513) 632-   Phone: (513) 632-
                                     4010                4010
                                     Fax: (513) 762-     Fax: (513) 762-
                                     2068                2068
                                     Administrative:     Administrative:
                                     425 Walnut Street   425 Walnut Street
                                     Cincinnati, OH      Cincinnati, OH
                                     45202               45202
                                     Attn: Patty         Attn: Patty
                                     Gambert             Gambert
                                     Phone:  (513) 632-  Phone:  (513) 632-
                                     4034                4034
                                     Fax:  (513) 632-    Fax:  (513) 632-
                                     3099                3099
       Fleet National    $36,250,000  Credit:             Credit:
       Bank                           100 Federal Street  100 Federal Street
                                     MA DE 100 09E       MA DE 100 09E
                                     Boston, MA  02110   Boston, MA  02110
                                     Attn: Judy Kelly    Attn: Judy Kelly
                                     Phone: (617) 434-   Phone: (617) 434-
                                     5280                5280
                                     Fax: (617) 434-     Fax: (617) 434-
                                     6685                6685
                                     Administrative:     Administrative:
                                     One Federal Street  One Federal Street
                                     MA De 10307L        MA DE 10307L
                                     Boston, MA  02110   Boston, MA  02110
                                     Attn:  Dwayne       Attn:  Dwayne
                                     Nelson              Nelson
                                     Phone:  (617) 346-  Phone:  (617) 346-
                                     4223                4223
                                     Fax:  (617) 346-    Fax:  (617) 346-
                                     0595                0595
       Mellon Bank,      $18,750,000  Credit:             Credit:
       N.A.                           One Mellon Bank     One Mellon Bank
                                     Center,             Center,
                                     Room 370            Room 370
                                     Pittsburgh, PA      Pittsburgh, PA
                                     15258-0001          15258-0001
                                     Attn: Louis Flori   Attn: Louis Flori
                                     Phone: (412) 234-   Phone: (412) 234-
                                     7298                7298
                                     Fax: (412) 236-     Fax: (412) 236-
                                     1914                1914
                                     Administrative:     Administrative:
                                     Three Mellon Bank   Three Mellon Bank
                                     Center,             Center,
                                     Room 1203           Room 1203
                                     Pittsburgh, PA      Pittsburgh, PA
                                     15259-0003          15259-0003
                                     Attn: Richard       Attn: Richard
                                     Bouchard            Bouchard
                                     Phone: (412) 234-   Phone: (412) 234-
                                     5767                5767
                                     Fax: (412) 209-     Fax: (412) 209-
                                     6124                6124
       PNC Bank,         $21,250,000  Credit:             Credit:
       National                       201 East 5th        201 East 5th
       Association                    Street              Street
                                      Cincinnati, OH      Cincinnati, OH
                                      45202               45202
                                      Attn: Joe           Attn: Joe
                                     Richardson          Richardson
                                     Phone: (513) 651-   Phone: (513) 651-
                                     8688                8688
                                     Fax: (513) 651-     Fax: (513) 651-
                                     8951                8951
                                     Administrative:     Administrative:
                                     201 E. 5th Street   201 E. 5th Street
                                     Cincinnati, OH      Cincinnati, OH
                                     45202               45202
                                     Attn:   Sandy       Attn:   Sandy
                                     Wilson              Wilson
                                     Phone:(513) 651-    Phone: (513) 651-
                                     8984                8984
                                     Fax:  (513) 651-    Fax:  (513) 651-
                                     8951                8951
       Standard           $6,250,000  Credit:             Credit:
       Chartered Bank                 7 World Trade       7 World Trade
                                     Center, 27th Fl.    Center, 27th Fl.
                                     New York, NY        New York, NY
                                     10048               10048
                                     Attn: David         Attn: David
                                     Cutting             Cutting
                                     Phone: (212) 667-   Phone: (212) 667-
                                     0469                0469
                                     Fax:  (212) 667-    Fax:  (212) 667-
                                     0225                0225
                                     Administrative:     Administrative:
                                     707 Wilshire        707 Wilshire
                                     Blvd., W-8-33       Blvd., W-8-33
                                     Los Angeles, CA     Los Angeles, CA
                                     90017               90017
                                     Attn:  Qustanti     Attn:  Qustanti
                                     Shiber              Shiber
                                     Phone:  (213) 614-  Phone:  (213) 614-
                                     5037                5037
                                     Fax:  (213) 614-    Fax:  (213) 614-
                                     4270                4270
       Sumitomo Mitsui   $18,750,000  Credit:             Credit:
       Banking                        233 South Wacker    233 South Wacker
       Corporation                    Drive, Suite 4010   Drive, Suite 4010
                                      Chicago, IL 60606   Chicago, IL 60606
                                      Attn:  John H.      Attn:  John H.
                                     Kemper              Kemper
                                     Phone: (312) 876-   Phone: (312) 876-
                                     7797                7797
                                     Fax: (312) 876-     Fax: (312) 876-
                                     6436                6436
                                     Administrative:     Administrative:
                                     277 Park Avenue     277 Park Avenue
                                     New York, NY        New York, NY
                                     10172               10172
                                     Attn: Courtney L.   Attn: Courtney L.
                                     Whitlock            Whitlock
                                     Phone: (212) 224-   Phone: (212) 224-
                                     4335                4335
                                     Fax (212) 224-5197  Fax (212) 224-5197
       Wells Fargo Bank  $12,500,000  Credit:             Credit:
                                      230 West Monroe     230 West Monroe
                                      Street              Street
                                      Suite 2900          Suite 2900
                                     Chicago, IL  60606  Chicago, IL  60606
                                     Attn:  Jim Heinz    Attn:  Jim Heinz
                                     Phone:  (312) 845-  Phone:  (312) 845-
                                     4523                4523
                                     Fax:  (312) 553-    Fax:  (312) 553-
                                     4783                4783
                                     Administrative:     Administrative:
                                     201 Third Street    201 Third Street
                                     MAC 0187-081        MAC 0187-081
                                     San Francisco, CA   San Francisco, CA
                                     94103               94103
                                     Attn:  Ginnie       Attn:  Ginnie
                                     Padgett             Padgett
                                     Phone:  (415) 477-  Phone:  (415) 477-
                                     5374                5374
                                     Fax:  (415) 979-    Fax:  (415) 979-
                                     0675                0675

___________

TOTAL OF COMMITMENTS: $400,000,000


                        SCHEDULE 4.01(c)

Required Authorizations, Approvals, Actions, Notices and Filings

                              None





                        SCHEDULE 5.02(a)

                         Existing Liens

     Liens and security interests granted in connection with the Debt referenced below, pursuant to the principal instructions below and other related security instruments and affecting the collateral identified below.



Debt                  Principal Instrument  Collateral/Property
                                            Encumbered

Capitalized Leases    Miscellaneous leases  Miscellaneous real
                      regarding real and    and personal
                      personal property     property leased by
                      leased by Borrower    Borrower and its
                      and its               subsidiaries
                      subsidiaries, which
                      leases meet certain
                      accounting criteria
                      that requires that
                      they be capitalized
                      for account purposes
                      only

Accounts Receivable   Amended and Restated  Proprietary credit
Facility              Pooling and           card receivables
                      Servicing Agreement,  arising out of the
                      dated as of December  sale of merchandise
                      15, 1992 among Prime  and services by
                      Receivables           department store
                      Corporation, as       subsidiaries of
                      Transferor, FDS Bank  Federated that are
                      (formerly known as    transferred to Prime
                      FDS National Bank),   Credit Card Master
                      as Servicer, and The  Trust.
                      Chase Manhattan
                      Bank, successor to
                      Chemical Bank, as
                      Trustee of Prime
                      Credit Card Master
                      Trust.

Accounts Receivable   Pooling and           Visa credit card
Facility              Servicing Agreement,  receivables arising
                      dated as of January   out of the sale of
                      22, 1997 among Prime  merchandise and
                      II Receivables        services that are
                      Corporation, FDS      transferred to Prime
                      Bank (formerly known  II Credit Card
                      as FDS National       Master Trust
                      Bank), as Servicer,
                      and The Chase
                      Manhattan Bank, as
                      Trustee of Prime II
                      Credit Master Trust

Accounts Receivable   Amended and Restated  Proprietary credit
Facility              Pooling and           card receivables
                      Servicing Agreement   arising out of the
                      dated as of March     sale of merchandise
                      18, 1998 among        and services by
                      Fingerhut             Fingerhut and its
                      Receivables, Inc.,    subsidiaries that
                      Axsys National Bank   are transferred to
                      (formerly Fingerhut   Fingerhut Credit
                      National Bank), as    Card Master Trust
                      Servicer, and The
                      Bank of New York
                      (Delaware) as
                      Trustee of Fingerhut
                      Credit Card Master
                      Trust

$550,926,100.00 Loan                        151 Broad Street,
to Macy's East,                             Stamford,
Inc., Macy's West,                          Connecticut
Inc., Macy's Texas,
Inc., Rich's                                Christiana Mall,
Department Stores,                          Newark, Delaware
Inc. and Stern's
Department Stores,                          19501 Biscayne
Inc. (as owners of                          Boulevard, North
the properties                              Miami, Florida
encumbered) from
Federated                                   Georgia Square Mall,
Noteholding                                 3700 Atlanta
Corporation.  In a                          Highway, Athens,
restructuring event                         Georgia
in 1999 through
various transfers                           Augusta Mall,
and mergers the                             Wrightsboro Road and
properties once                             Bobby Jones
owned by Macy's                             Expressway, Augusta,
Primary Real Estate,                        Georgia
Inc. are now owned
by the operating                            1200 Cumberland
entities listed                             Mall, Atlanta,
above.                                      Georgia

                                            Gwinnett Place, 2100
                                            Pleasant Hill Road,
                                            Duluth, Georgia

                                            Macon Mall, 3661
                                            Eisenhower Parkway,
                                            Macon, Georgia

                                            Northlake Mall, 4800
                                            Briarcliff Road,
                                            N.E., Atlanta,
                                            Georgia

                                            180 Peachtree
                                            Street, Atlanta,
                                            Georgia



$550,926,100.00 Loan                        Perimeter Mall, 4400
to Macy's East,                             Ashford-Dunwoodie
Inc., Macy's West,                          Road, Atlanta,
Inc., Macy's Texas,                         Georgia
Inc., Rich's
Department Stores,                          Southlake Mall,
Inc. and Stern's                            Morrow Industrial
Department Stores,                          Boulevard and
Inc. (as owners of                          Jonesboro Road,
the properties                              Morrow, Georgia
encumbered) from
Federated                                   White Marsh Mall,
Noteholding                                 8200 Perry Hall
Corporation.  In a                          Boulevard,
restructuring event                         Parksville, Maryland
in 1999 through
various transfers                           Cherry Hill Center,
and mergers the                             514 Cherry Hill,
properties once                             Cherry Hill, New
owned by Macy's                             Jersey
Primary Real Estate,
Inc. are now owned                          Deptford Mall,
by the operating                            Almonesson-Westville
entities listed                             Road and Clements
above. (Continued)                          Bridge Road,
                                            Deptford, New Jersey
                                            (Second Mortgage)

                                            Brunswick Square,
                                            Route 18, East
                                            Brunswick Township,
                                            New Jersey

                                            Woodbridge Road and
                                            Parsonage Road,
                                            Menlo Park, New
                                            Jersey

                                            Monmouth Mall,
                                            Eatontown Traffic
                                            Circle, Eatontown,
                                            New Jersey

                                            Ocean County Mall,
                                            1201 Hooper Avenue,
                                            Toms River, New
                                            Jersey

                                            400 Quaker Bridge
                                            Mall, Lawrenceville,
                                            New Jersey

$550,926,100.00 Loan                        Rockaway Town
to Macy's East,                             Square, Rockaway
Inc., Macy's West,                          Township, New Jersey
Inc., Macy's Texas,
Inc., Rich's                                100 Route 46, Wayne,
Department Stores,                          New Jersey (Second
Inc. and Stern's                            Mortgage)
Department Stores,
Inc. (as owners of                          Herald Square, 151
the properties                              West 34th Street,
encumbered) from                            New York, New York
Federated
Noteholding                                 Colonie Shopping
Corporation.  In a                          Center, Wolf Road,
restructuring event                         Route 5, Colonie,
in 1999 through                             New York
various transfers
and mergers the                             400 Sunrise Mall,
properties once                             Massapequa, New York
owned by Macy's
Primary Real Estate,                        200 Nanuet Center,
Inc. are now owned                          Nanuet, New York
by the operating
entities listed                             Roosevelt Field
above. (Continued)                          Shopping Center,
                                            Garden Center, New
                                            York (Second
                                            Mortgage)

                                            100 Richmond Hill
                                            Road, Staten Island,
                                            New York

                                            The Court at King of
                                            Prussia, 680 West
                                            DeKalb Pike, King of
                                            Prussia,
                                            Pennsylvania

                                            US Route 22 and
                                            McArthur Road,
                                            Whitehall,
                                            Pennsylvania

$550,926,100.00 Loan                        Montgomeryville
to Macy's East,                             Mall, Route 309 and
Inc., Macy's West,                          Route 202, North
Inc., Macy's Texas,                         Wales, Pennsylvania
Inc., Rich's
Department Stores,                          2300 East Lincoln
Inc. and Stern's                            Highway, Langhorne,
Department Stores,                          Pennsylvania (Second
Inc. (as owners of                          Mortgage)
the properties
encumbered) from                            Baltimore Pike and
Federated                                   Sproul Road,
Noteholding                                 Springfield,
Corporation.  In a                          Pennsylvania
restructuring event
in 1999 through                             120 Stockton Street,
various transfers                           San Francisco,
and mergers the                             California
properties once                             (Mainstore - East)
owned by Macy's                             (Second Mortgage)
Primary Real Estate,
Inc. are now owned                          Sunvalley Shopping
by the operating                            Center, 1555 Willow
entities listed                             Pass Road, Concord,
above. (Continued)                          California

                                            The Village at Corte
                                            Madera, 1800 Redwood
                                            Highway, Corte
                                            Madera, California

                                            2210 Tully Road, San
                                            Jose, California
                                            (Second Mortgage)

                                            Solano Mall, 1544
                                            Travis Boulevard,
                                            Fairfield,
                                            California

$550,926,100.00 Loan                        Fresno Fashion
to Macy's East,                             Square Shopping
Inc., Macy's West,                          Center, 4888 North
Inc., Macy's Texas,                         Fresno Street,
Inc., Rich's                                Fresno, California
Department Stores,
Inc. and Stern's                            115 Hillsdale Mall,
Department Stores,                          San Mateo,
Inc. (as owners of                          California
the properties
encumbered) from                            500 Vintage Faire,
Federated                                   Modesto, California
Noteholding
Corporation.  In a                          100 Del Monte
restructuring event                         Shopping Center,
in 1999 through                             Monteray, California
various transfers
and mergers the                             200 Newpark Mall,
properties once                             Newark, California
owned by Macy's
Primary Real Estate,                        5140 Thornwood
Inc. are now owned                          Drive, San Jose,
by the operating                            California
entities listed
above. (Continued)                          408 L. Street,
                                            Sacramento,
                                            California

                                            800 Santa Rosa
                                            Plaza, Santa Rosa,
                                            California

                                            One Serramonte
                                            Center, Daly City,
                                            California

                                            3000 Stanford
                                            Shopping Center,
                                            Palo Alto,
                                            California

                                            5242 Pacific Avenue,
                                            Stockton, California
                                            (Second Mortgage)

                                            1300 Stoneridge
                                            Mall, Pleasanton,
                                            California

                                            Town Center, 200
                                            West Washington
                                            Avenue, Sunnyvale,
                                            California

$550,926,100.00 Loan                        2801 Stevens Creek
to Macy's East,                             Road, San Jose,
Inc., Macy's West,                          California
Inc., Macy's Texas,
Inc., Rich's                                Meadowood Mall
Department Stores,                          Circle, 5100
Inc. and Stern's                            Meadowood Circle,
Department Stores,                          Reno, Nevada
Inc. (as owners of
the properties                              Dallas Galleria,
encumbered) from                            13350 Dallas
Federated                                   Parkway, Dallas,
Noteholding                                 Texas
Corporation.  In a
restructuring event                         2201 John Glenn
in 1999 through                             Drive, Concord,
various transfers                           California
and mergers the
properties once                             2838 South El
owned by Macy's                             Camino, San Mateo,
Primary Real Estate,                        California
Inc. are now owned
by the operating
entities listed
above. (Continued)



                        SCHEDULE 5.02(d)

                          Existing Debt

          ($000)         Estimated as of June 29, 2001

Description of Debt                   Amount of Debt

Prime Receivables Backed Notes        997,589

Seven Hills Receivables Backed        375,000
Commercial Paper

Fingerhut Receivables Backed Notes    675,000

Capitalized Leases                    49,943

                                           Total Debt:  2,097,532


                                            EXHIBIT A-1 - FORM OF
                                                 REVOLVING CREDIT
                                                  PROMISSORY NOTE


U.S.$_______________                                       Dated:
_______________, ____

          FOR VALUE RECEIVED, the undersigned, FEDERATED DEPARTMENT STORES, INC., a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of ___________________ (the "Lender") for the account of its Applicable Lending Office on the Revolver Termination Date, or if the Borrower has made a Term Loan Election pursuant to Section 2.06 of the Credit Agreement, on the Maturity Date (each as defined in the Credit Agreement referred to below) the aggregate principal amount of the Revolving Credit Advances (as defined below) owing to the Lender by the Borrower pursuant to the 364-Day Credit Agreement dated as of June 29, 2001 among the Borrower, the Lender and certain other lender parties party thereto, Citibank, N.A., as Administrative Agent and as Paying Agent for the Lender and such other lenders, The Chase Manhattan Bank, as Administrative Agent for the Lender and such other lenders, Fleet National Bank, as Syndication Agent, and Bank of America, N.A., The Bank of New York and Credit Suisse First Boston, as Documentation Agents (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined), outstanding on the Revolver Termination Date, or if the Borrower has made a Term Loan Election pursuant to
Section 2.06 of the Credit Agreement, on the Maturity Date.

          The Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Advance from the date of such Revolving Credit Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

          Both principal and interest are payable in lawful money of the United States of America to Citibank, N.A., as Paying Agent, at 399 Park Avenue, New York, NY 10043, in same day funds. Each Revolving Credit Advance owing to the Lender by the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

          This Promissory Note is one of the Revolving Credit Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things,
(i) provides for the making of Revolving Credit Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Revolving Credit Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

                                   FEDERATED DEPARTMENT
                                   STORES, INC.


                                   By
                                     Title:
               ADVANCES AND PAYMENTS OF PRINCIPAL


                         Amount of
 Date     Amount of   Principal Paid       Unpaid        Notation
           Advance      or Prepaid        Principal      Made By
                                           Balance

























                                            EXHIBIT A-2 - FORM OF
                                                  COMPETITIVE BID
                                                  PROMISSORY NOTE



U.S.$_______________                                       Dated:
_______________, 200_


          FOR VALUE RECEIVED, the undersigned, FEDERATED DEPARTMENT STORES, INC., a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of _________________________ (the "Lender") for the account of its Applicable Lending Office (as defined in the Credit Agreement dated as of June 29, 2001 among the Borrower, the Lender and certain other lenders parties thereto, Citibank, N.A., as Administrative Agent and as Paying Agent for the Lender and such other lenders, The Chase Manhattan Bank, as Administrative Agent for the Lender and such other lenders , Fleet National Bank, as Syndication Agent, and Bank of America, N.A., The Bank of New York and Credit Suisse First Boston, as Documentation Agents, (as amended or modified from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined)), on _______________, 200_, the principal amount of U.S.$_______________].

          The Borrower promises to pay interest on the unpaid principal amount hereof from the date hereof until such principal amount is paid in full, at the interest rate and payable on the interest payment date or dates provided below:

     Interest Rate: _____% per annum (calculated on the basis of a year of _____ days for the actual number of days elapsed).

          Both principal and interest are payable in lawful money of the United States of America to Citibank, N.A., as Paying
Agent,  for the account of the Lender at the office at  399  Park
Avenue, New York, NY 10043 in same day funds.

          This Promissory Note is one of the Competitive Bid Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

          The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

          This   Promissory  Note  shall  be  governed  by,   and
construed in accordance with, the laws of the State of New York.

                                   FEDERATED  DEPARTMENT  STORES,
INC.


                                   By __________________________
                                         Title:
                                  EXHIBIT B-1 - FORM OF NOTICE OF
                                       REVOLVING CREDIT BORROWING

Citibank, N.A., as Paying Agent
  for the Lenders parties
  to the Credit Agreement
  referred to below
  Two Penns Way
  New Castle, Delaware 19720
                                   [Date]

          Attention:  Bank Loan Syndications Department

Ladies and Gentlemen:

          The undersigned, Federated Department Stores, Inc., refers to the 364-Day Credit Agreement dated as of June 29, 2001 (as amended or modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders party thereto, Citibank, N.A., as Paying Agent and as Administrative Agent for said Lenders, The Chase Manhattan Bank, as Administrative Agent for said Lenders, Fleet National Bank, as Syndication Agent, and Bank of America, N.A., The Bank of New York and Credit Suisse First Boston, as Documentation Agents,, and hereby gives you notice, irrevocably, pursuant to
Section 2.02 of the Credit Agreement that the undersigned hereby requests a Revolving Credit Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Revolving Credit Borrowing (the "Proposed Revolving Credit Borrowing") as required by Section 2.02(a) of the Credit
Agreement:

     (i)   The  Business  Day  of the Proposed  Revolving  Credit
Borrowing is _______________, ____.

     (ii)  The Type of Advances comprising the Proposed Revolving
Credit  Borrowing  is  [Base  Rate  Advances]  [Eurodollar   Rate
Advances].

     (iii)The  aggregate amount of the Proposed Revolving  Credit
Borrowing is $_______________.

     [(iv)The  initial Interest Period for each  Eurodollar  Rate
Advance made as part of the Proposed Revolving Credit Borrowing is _____ month[s].]

          The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Revolving Credit Borrowing:

     (A)    the  representations  and  warranties  contained   in
Section 4.01 of the Credit Agreement (except the representations set forth in the last sentence of subsection (e) thereof and in subsection (f)(i) thereof) are correct, before and after giving effect to the Proposed Revolving Credit Borrowing and to the application of the proceeds therefrom, as though made on and as of such date other than any such representations or warranties that, by their terms, refer to a specific date other than the date of such Proposed Revolving Credit Borrowing, in which case as of such specific date;

     (B)   no  event  has  occurred and is continuing,  or  would
result from such Proposed Revolving Credit Borrowing or from  the
application  of  the  proceeds  therefrom,  that  constitutes   a
Default; and

          (C) the aggregate amount of the Proposed Revolving Credit Borrowing and all other Borrowings to be made on the same day under the Credit Agreement is within the aggregate amount of the Unused Revolving Credit Commitments of the Lenders less the Commercial Paper Set-Aside Amount.

                                   Very truly yours,

                                   FEDERATED DEPARTMENT
                                   STORES, INC.


                                   By
                                        Title:

                                  EXHIBIT B-2 - FORM OF NOTICE OF
                                        COMPETITIVE BID BORROWING


Citibank, N.A., as Paying Agent
  for the Lenders parties
  to the Credit Agreement
  referred to below
  Two Penns Way
  New Castle, Delaware 19720
                                   [Date]

          Attention: Bank Loan Syndications Department


Ladies and Gentlemen:

          The undersigned, Federated Department Stores, Inc., refers to the Credit Agreement, dated as of June 29, 2001 (as amended or modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders parties thereto, Citibank, N.A., as Paying Agent and as Administrative Agent for said Lenders, The Chase Manhattan Bank, as Administrative Agent for said Lenders, Fleet National Bank, as Syndication Agent, and Bank of America, N.A., The Bank of New York and Credit Suisse First Boston, as Documentation Agents,, and hereby gives you notice, irrevocably, pursuant to Section 2.03 of the Credit Agreement that the undersigned hereby requests a Competitive Bid Borrowing under the Credit Agreement, and in that connection sets forth the terms on which such Competitive Bid Borrowing (the "Proposed Competitive Bid Borrowing") is requested to be made:

     (A)       Date      of     Competitive     Bid     Borrowing
________________________
     (B)      Amount     of     Competitive     Bid     Borrowing
________________________
     (C)        [Maturity      Date]      [Interest       Period]
________________________
     (D)  Interest Rate Basis           ________________________
     (E)  Interest Payment Date(s)      ________________________
     (F)  ___________________           ________________________

          The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Competitive Bid Borrowing:

          (a)   the  representations and warranties contained  in
     Section 4.01 of the Credit Agreement (except the representations set forth in the last sentence of subsection
     (e) thereof and in subsection (f)(i) thereof) are correct, before and after giving effect to the Proposed Competitive Bid Borrowing and to the application of the proceeds therefrom, as though made on and as of such date other than any such representations or warranties that, by their terms, refer to a specific date other than the date of such Proposed Competitive Bid Borrowing, in which case as of such specific date;

          (b) no event has occurred and is continuing, or would result from the Proposed Competitive Bid Borrowing or from the application of the proceeds therefrom, that constitutes a Default; and

          (c)   the  aggregate amount of the Proposed Competitive
     Bid Borrowing and all other Borrowings to be made on the same day under the Credit Agreement is within the aggregate amount of the unused Commitments of the Lenders.

          The  undersigned  hereby  confirms  that  the  Proposed
Competitive Bid Borrowing is to be made available to it in accordance with Section 2.03(a)(v) of the Credit Agreement.

                                   Very truly yours,

                                   FEDERATED  DEPARTMENT  STORES,
INC.



                                   By __________________________
                                         Title:

                                              EXHIBIT C - FORM OF
                                        ASSIGNMENT AND ACCEPTANCE


          Reference is made to the 364-Day Credit Agreement dated as of June 29, 2001 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among Federated Department Stores, Inc., a Delaware corporation (the "Borrower"), the Lenders (as defined in the Credit Agreement) party thereto, Citibank, N.A., as an administrative agent for the Lenders (in such capacity, an "Administrative Agent") and paying agent (in such capacity, the "Paying Agent") for the Lenders, The Chase Manhattan Bank, as an administrative agent (in such capacity, an "Administrative Agent"; the Administrative Agents and the Paying Agent being, collectively, the "Agents") for the Lenders, Fleet National Bank, as Syndication Agent, and Bank of America, N.A., The Bank of New York and Credit Suisse First Boston, as Documentation Agents. Terms defined in the Credit Agreement are used herein with the same meaning.

          The  "Assignor"  and  the  "Assignee"  referred  to  on
Schedule I hereto agree as follows:

          1. The Assignor hereby sells and assigns without recourse, except as to the representations and warranties made by it herein, to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement as of the date hereof (other than in respect of Competitive Bid Advances and Competitive Bid Notes) equal to the percentage interest specified on Schedule 1 hereto of all outstanding rights and obligations under the Credit Agreement (other than in respect of Competitive Bid Advances and Competitive Bid Notes). After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the Advances owing to the Assignee will be as set forth on Schedule 1 hereto.

          2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; and
(iv) attaches the Revolving Credit Note held by the Assignor and requests that the Administrative Agent exchange such Revolving Credit Note for a new Revolving Credit Note payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto or new Revolving Credit Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the Commitment retained by the Assignor under the Credit Agreement, respectively, as specified on Schedule 1 hereto.

          3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon any Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee;
(iv) appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) attaches any U.S. Internal Revenue Service forms required under Section 2.14 of the Credit Agreement.

          4. Following the execution of this Assignment and Acceptance, it will be delivered to the Paying Agent for acceptance and recording by the Paying Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Paying Agent, unless otherwise specified on Schedule 1 hereto.

          5. Upon such acceptance and recording by the Paying Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

          6. Upon such acceptance and recording by the Paying Agent, from and after the Effective Date, the Paying Agent shall make all payments under the Credit Agreement and the Revolving Credit Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and facility fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Revolving Credit Notes for periods prior to the Effective Date directly between themselves.

          7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

          8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

          IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                           Schedule 1
                               to
                    Assignment and Acceptance


Percentage                   interest                   assigned:
_____%

Assignee's                                            Commitment:
$__________

Aggregate  outstanding  principal  amount  of  ________  Advances
assigned:           $__________

*[Principal amount of Revolving Credit Note payable to  Assignee:
$__________]

**[Principal amount of Revolving Credit Note payable to Assignor:
$__________]

Effective Date***:  _______________, ____

                                   [NAME    OF   ASSIGNOR],    as
Assignor

                                   By
                                     Title:

                                   Dated:  _______________, ____


                                   [NAME    OF   ASSIGNEE],    as
Assignee

                                   By
                                     Title:

                                   Dated:  _______________, ____

                                   Domestic Lending Office:
                                        [Address]

                                   Eurodollar Lending Office:
                                        [Address]

Accepted [and Approved]* this

__________ day of _______________, ____

CITIBANK, N.A., as Paying Agent

By

   Title:

[Approved this __________ day

of _______________, ____

FEDERATED DEPARTMENT STORES, INC.

By                       ]1

   Title:

_______________________________
*    If requested by the Assignee.

**   If requested by the Assignor

*** This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Paying
     Agent.

* Required if the Assignees is an Eligible Assignee solely by reason of clause (iii) of the definition of "Eligible
     Assignee".

                                              EXHIBIT D - FORM OF
                                            DESIGNATION AGREEMENT

                   Dated _______________, ____


     Reference is made to the 364-Day Credit Agreement dated as of June 29, 2001 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among Federated Department Stores, Inc., a Delaware corporation (the "Borrower"), the Lender Parties (as defined in the Credit Agreement) party thereto, Citibank, N.A., as an administrative agent for the Lender Parties (in such capacity, an "Administrative Agent") and paying agent (in such capacity, the "Paying Agent") for the Lender Parties, and The Chase Manhattan Bank, as an administrative agent (in such capacity, an "Administrative Agent"; the Administrative Agents and the Paying Agent being, collectively, the "Agents") for the Lender Parties, Fleet National Bank, as Syndication Agent, and Bank of America, N.A., The Bank of New York and Credit Suisse First Boston, as Documentation Agents. Terms defined in the Credit Agreement are used herein with the same meaning.

     _______________________      (the      "Designor")       and
______________________ (the "Designee") agree as follows:

     1. The Designor hereby designates the Designee, and the Designee hereby accepts such designation, to have a right to make
Competitive Bid Advances pursuant to Section 2.03 of  the  Credit
Agreement.

     2. The Designor makes no representation or warranty and assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, of any Loan Document or any other instrument or document furnished pursuant thereto and (ii) the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto.

     3. The Designee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Designation Agreement; (ii) agrees that it will, independently and without reliance upon any Agent, the Designor or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is a Designated Bidder;
(iv) appoints and authorizes each Agent to take such action as agents on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to such Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender Party.

     4. Following the execution of this Designation Agreement by the Designor and its Designee, it will be delivered to the Paying Agent for acceptance and recording by the Paying Agent. The effective date for this Designation Agreement (the "Effective Date") shall be the date of acceptance hereof by the Paying Agent, unless otherwise specified on the signature page hereto.

     5. Upon such acceptance and recording by the Paying Agent, as of the Effective Date, the Designee shall be a party to the Credit Agreement with a right to make Competitive Bid Advances as a Lender Party pursuant to Section 2.03 of the Credit Agreement and the rights and obligations of a Lender Party related thereto.

     6. This Designation Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     7. This Designation Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Designation Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Designation Agreement.

     IN WITNESS WHEREOF, the Designor and the Designee have caused this Designation Agreement to be executed by their officers thereunto duly authorized as of the date first above written.

Effective   Date:                                _______________,
____


                                   [NAME OF DESIGNOR],
                                     as Designor


                                   By
                                     Title:


                                   [NAME OF DESIGNEE],
                                     as Designee


                                   By
                                     Title:

                                   Applicable Lending Office (and
                                   address for notices):
                                    [Address]

Accepted this ____ day
of _______________, ____


CITIBANK, N.A., as Paying Agent


By
   Title:
                                              EXHIBIT E - FORM OF
                                               OPINION OF COUNSEL
                                                 FOR THE BORROWER

                                   [Effective Date]



                    June 29, 2001


     To the Lenders and the Agents
     Referred to Below
     c/o Citibank, N.A.
     [Address]


             Re:  Federated Department Stores, Inc.
Ladies and Gentlemen:
          We have acted as special counsel for Federated Department Stores, Inc., a Delaware corporation (the "Borrower"), in connection with each credit agreement dated as of June 29, 2001 (collectively, the "Credit Agreements" and each a "Credit Agreement"), among the Borrower, the lenders (as defined in each Credit Agreement as the Lenders or the Lender Parties, respectively, and as referred to herein collectively, the "Lenders"), Citibank, N.A., as administrative agent and paying agent for the Lenders, The Chase Manhattan Bank, as administrative agent for the Lenders, Fleet National Bank, as syndication agent, and Bank of America, N.A., The Bank of New York and Credit Suisse First Boston, as documentation agents (collectively, the "Agents" and each, an "Agent"). This letter is delivered to you pursuant to Section 3.01(g)(iv) of the Credit Agreements. Capitalized terms used in this letter and not otherwise defined have the meanings assigned to such terms in the Credit Agreements. With your permission, all assumptions and statements of reliance in this letter have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated and we express no opinion with respect to the subject matter or accuracy of the assumptions or items upon which we have relied.

          In connection with the opinions expressed in this letter, we have examined such documents, records and matters of law as we have deemed necessary for the purposes of the opinions expressed below. We have examined, among other documents, the following:

               an executed copy of each Credit Agreement;

               [an executed copy of each Revolving Credit
               Promissory Note made by the Borrower in favor of a Lender that requested such note prior to the Effective Date (collectively, the "Notes");] and the Officer's Certificate of the Borrower delivered to us in connection with this letter, a copy of which is attached as Annex A (the
               "Officer's Certificate").

          In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed in this letter, we have relied upon, and assume the accuracy of, representations and warranties contained in the Credit Agreements and certificates of or from representatives of the Borrower and public officials. With respect to the legal conclusions as to valid existence and good standing expressed in paragraph 1 below, we have relied solely upon certificates of public officials. With respect to the opinions expressed in paragraphs 3(iii)(a) and 4 below, our opinions are limited (i) to our actual knowledge, if any, of the Borrower's specially regulated business activities and properties based solely upon an officer's certificate in respect of such matters and without any independent investigation or verification on our part and (ii) to our review of only those laws and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Credit Agreements.

          To the extent it may be relevant to the opinions expressed in this letter, we have assumed that the parties to the Credit Agreements other than the Borrower have the power to enter into and perform the Credit Agreements and to consummate the transactions contemplated by the Credit Agreements and that the Credit Agreements have been duly authorized, executed and delivered by, and constitute enforceable obligations of, such parties.

          Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth in this letter, we are of the opinion that:

The Borrower is a corporation validly existing and in good standing under the laws of the State of Delaware.

The Borrower has the corporate power and authority to enter into and to perform its obligations under the Credit Agreements and the Notes.

The execution and delivery by the Borrower of the Credit Agreements and the Notes and the performance by the Borrower of its obligations under the Credit Agreements and the Notes: (i) have been authorized by all necessary corporate action by the Borrower; (ii) do not contravene any provision of the certificate of incorporation or by-laws of the Borrower; and (iii) do not violate (a) any present law, or present regulation or rule of any governmental agency or authority, of the State of New York or the United States of America known by us to be applicable to the Borrower or its property; (b) do not violate any agreement binding upon the Borrower or its property or any court decree or order binding upon the Borrower or its property (this opinion being limited (1) to those agreements, decrees or orders that have been identified to us in the Officer's Certificate and (2) in that we express no opinion with respect to any violation not readily ascertainable from the face of any such agreement, decree or order or arising under or based upon any cross-default provision insofar as it relates to a default under an agreement not so identified to us or arising under or based upon any covenant of a financial or numerical nature or requiring computation); and (c) will not result in or require the creation or imposition of any security interest or lien upon any of its properties under the provisions of any agreement binding upon the Borrower or its properties other than the security interests created by the Credit Agreements and any rights of set-off or other liens in favor of the Lender Parties arising under the Credit Agreements or applicable law (this opinion being limited to those agreements that have been identified to us in the Officer's Certificate).

The execution and delivery by the Borrower of the Credit Agreements and the Notes and the performance by the Borrower of its obligations under the Credit Agreements and the Notes do not require under present law any filing or registration by the Borrower with, or approval or consent to the Borrower of, any governmental agency or authority of the State of New York or of the United States of America or any other Person party to any of the agreements listed in the Officer's Certificate that has not been made or obtained except (i) filings under securities laws and (ii) filings, registrations, consents or approvals in each case not required to be made or obtained by the date of this letter.

The Credit Agreements and the Notes have been duly executed and delivered on behalf of the Borrower. The Credit Agreements and the Notes constitute valid, binding and enforceable obligations of the Borrower.

The borrowings by the Borrower under the Credit Agreements and the application of the proceeds of such borrowings as provided in the Credit Agreements will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System (the Margin Regulations").

The Borrower is not required to register as "investment company" (under and as defined in the Investment Company Act of 1940, as amended (the "1940 Act")) and is not a company controlled by a company required to register as such under the 1940 Act, and is not a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company," or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          The opinions set forth above are subject to the following qualifications:

          Our opinions in the second sentence of paragraph 5 above as to enforceability are subject to (i) applicable bankruptcy, insolvency, reorganization, fraudulent transfer, voidable preference, moratorium or similar laws and related judicial doctrines from time to time in effect affecting creditors' rights and remedies generally and (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits on the availability of equitable remedies), whether such principles are considered in a proceeding at law or in equity.

          We express no opinion as to the enforceability of any provision in the Credit Agreements:

relating to indemnification, contribution or exculpation in connection with violations of any securities laws or statutory duties or public policy or in connection with willful, reckless or unlawful acts or gross negligence of the indemnified or exculpated party or the party receiving contribution;

relating to exculpation of any party in connection with its own negligence that a court would determine in the circumstances under applicable law to be unfair or insufficiently explicit;

providing that any person or entity other than a Lender Party may exercise set-off rights other than in accordance with and under applicable law;

relating to forum selection to the extent the forum is a federal court;

relating to forum selection to the extent that (a) any relevant action or proceeding does not arise out of or relate to the Credit Agreements, (b) the Credit Agreements are not in consideration of, and do not at all relevant times relate to and constitute an obligation arising out of a transaction covering in the aggregate, not less than $1,000,000 or (c) the enforceability of any such provision is to be determined by any court other than a court of the State of New York;

relating to choice of governing law to the extent that (a) the Credit Agreements are not at all relevant times in consideration of, and do not at all relevant times relate to and constitute an obligation arising out of a transaction covering in the aggregate, not less than $250,000 or (b) the enforceability of any such provision is to be determined by any court other than a court of the State of New York;

waiving any rights to trial by jury; and

specifying that provisions of the Credit Agreements may be waived only in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created that modifies any provision of the Credit Agreements; and

giving any person or entity the power to accelerate obligations or to foreclose upon collateral without any notice to the obligor.

          Our opinions in the second sentence of paragraph 5 above as to enforceability are subject to the effect of generally applicable rules of law that govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys' fees and other costs.

          We express no opinion as to the application of, and our opinions above are subject to the effect, if any, of, any applicable fraudulent conveyance, fraudulent transfer, fraudulent obligation or preferential transfer law and any law governing the liquidation or dissolution of, or the distribution of assets of, any person or entity (including, without limitation, any law relating to the payment of dividends or other distributions on capital stock or the repurchase of capital stock).

          For purposes of the opinions set forth in paragraph 6 above, we have assumed that (i) neither the Agents nor any of the Lender Parties has or will have the benefit of any agreement or arrangement (excluding the Credit Agreements and the Notes) pursuant to which any extensions of credit are directly or indirectly secured by Margin Stock, (ii) neither the Agents nor any nor any of the Lender Parties nor any of their respective affiliates has extended or will extend any other credit to the Borrower directly or indirectly secured by Margin Stock, and
(iii) neither the Agents nor the Lenders Parties has relied or will rely upon any Margin Stock as collateral in extending or maintaining any extensions or credit pursuant to the Credit Agreements and (iv) the aggregate principal amount of all "purpose credit" extended does not exceed the "maximum loan value of the collateral securing the credit" (each phrase as defined under the Margin Regulations), as to which we express no opinion.

          The opinions expressed in this letter are limited to
(i) the federal laws of the United States of America and the laws of the State of New York and (ii) to the extent relevant to the opinions expressed in paragraphs 1, 2 and 3(i) above, the General Corporation Law of the State of Delaware, each as currently in effect.

          We express no opinion as to the compliance or noncompliance, or the effect of the compliance or noncompliance, of the addressees of this letter with any state or federal laws or regulations applicable to it by reason of its status as or affiliation with a federally insured depository institution, except as expressly set forth in paragraph 6 above.

          The opinions expressed in this letter are solely for the benefit of the addressees of this letter in connection with the transaction referred to in this letter and may not be relied on by such addressees for any other purpose, in any manner or for any purpose by any other person or entity; provided that the Lenders are authorized to provide this opinion to each participant and Eligible Assignee and such participants and assignees may rely on this opinion as of the date hereof as if it were addressed to them.

                                Very truly yours,




                                JONES, DAY, REAVIS & POGUE




                     [Federated Letterhead]


                          June 29, 2001


To:  The Lenders and the Agents
     Referred to Below
     c/o Citibank, N.A.
     [Address]


              Re: Federated Department Stores, Inc.

Ladies and Gentlemen:

          As General Counsel of Federated Department Stores, Inc., a Delaware corporation (the "Borrower"), I have acted as counsel for the Borrower in connection with each credit agreement dated as of June 29, 2001 (collectively, the "Credit Agreements" and each a "Credit Agreement"), among the Borrower, the lenders (as defined in each Credit Agreement as the Lenders or the Lender Parties, respectively, and as referred to herein collectively, the "Lenders"), Citibank, N.A., as administrative agent and paying agent for the Lenders, The Chase Manhattan Bank, as administrative agent for the Lenders, Fleet National Bank, as syndication agent, and Bank of America N.A., The Bank of New York and Credit Suisse First Boston, as documentation agents. This letter is delivered to you pursuant to Section 3.01(g)(v) of the Credit Agreements. Capitalized terms used in this letter and not otherwise defined have the meanings assigned to such terms in the Credit Agreements.

          I have examined such documents and records as I have deemed necessary for purposes of this opinion. Based on the foregoing, and subject to the assumptions, qualifications, and limitations set forth in this letter, I am of the opinion that, to the best of my knowledge, there is no action, suit, investigation, litigation or proceeding affecting the Borrower or any of its Subsidiaries, including any Environmental Action, pending or threatened before any court, governmental agency or arbitrator that (i) would be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of the Credit Agreements or any other Loan Document or the consummation of the transactions contemplated by the Loan Documents.

          This opinion is furnished by me, as General Counsel of the Borrower, to the addressees hereof solely for the benefit of such entities and solely with respect to the above transactions, upon the understanding that I am not assuming hereby any professional responsibility to any other person whatsoever.

                                   Very truly yours,



                                   Dennis J. Broderick